Seligman
Core Fixed Income Fund, Inc.

                                                 Annual Report
                                                 September 30, 2008

                                                 Seeking a High Level of
                                                 Current Income
                                                 Consistent with Prudent
                                                 Exposure to Risk and Secondly,
                                                 Capital Appreciation

                                                            [LOGO]

                                                    J. & W. SELIGMAN & CO.
                                                         INCORPORATED
                                                       ESTABLISHED 1864
                                                     100 Park Avenue, New
                                                        York, NY 10017

[LOGO] SELIGMAN INVESTMENTS

Experience

Seligman has been in business for more than 140 years, at times playing a central role in the financial development of the country and its markets. Over that time, the firm has managed clients' wealth through dramatic market changes and has remained a consistent, reliable presence on Wall Street. Today, Seligman is drawing on its long history and long-term perspective as we focus on the future and on developing investment solutions that help clients arrive at their goals.

Insight

Asset management is driven by insight -- into the direction of the economy, how companies will perform, how markets will behave, and how investors will respond. Portfolio managers at the firm have been in the investment business, on average, for more than 20 years. Over that time, they have refined their ability to assess a company's prospects, management, and products, while also weighing the impact of economic and market cycles, new trends, and developing technologies.

Solutions

Seligman's commitment to the development of innovative investment products -- including the nation's first growth mutual fund, pioneering single-state municipal funds, and one of the country's premier technology funds -- defines our past and informs our future. Our ongoing research into the nature of investment risk -- begun in the early 1990s -- has resulted in the Seligman Time Horizon MatrixT asset allocation strategy that redefines the relationship between risk and reward over time. The strategy offers investors a variety of investment solutions for goals ranging from college savings to retirement planning. Whether you select Seligman for one investment product, or as a comprehensive asset manager, we believe we can help you reach your goals.

Table of Contents

To The Shareholders........................................................  1
Interview With Your Portfolio Managers.....................................  2
Performance and Portfolio Overview.........................................  4
Understanding and Comparing Your Fund's Expenses...........................  7
Portfolio of Investments...................................................  8
Statement of Assets and Liabilities........................................ 15
Statement of Operations.................................................... 16
Statements of Changes in Net Assets........................................ 17
Notes to Financial Statements.............................................. 18
Financial Highlights....................................................... 27
Report of Independent Registered Public Accounting Firm.................... 33
Proxy Results.............................................................. 34
Matters Relating to the Directors' Consideration of the Approval of the
  Investment Management Services Agreement................................. 35
Directors and Officers..................................................... 40
Additional Fund Information................................................ 44

To The Shareholders

The annual shareholder report for Seligman Core Fixed Income Fund, Inc. follows this letter. The report contains a discussion with the Fund's Portfolio Managers, as well as the Fund's investment results, financial statements, and portfolio of investments on September 30, 2008.

For the fiscal year ended September 30, 2008, based on the net asset value of Class A shares, Seligman Core Fixed Income Fund posted a total return of -1.2%. The Fund outperformed its peers, as measured by the Lipper Intermediate Investment-Grade Debt Funds Average, which returned -2.4% for the period, but underperformed its benchmark, the Lehman Brothers U.S. Universal Index, which returned 2.3% for the period.

A Special Meeting of Shareholders was held on November 3, 2008, at which shareholders voted in favor of approving a new investment management services agreement between the Fund and River-Source Investments, LLC. Shareholders also voted 10 directors to the Fund's Board. Details of the proxy vote can be found on page 34 of this report.

On November 7, 2008, the acquisition of your Fund's investment manager, J. & W. Seligman & Co. Incorporated, by RiverSource Investments, a subsidiary of Ameriprise Financial (NYSE: AMP), will be completed. As a result of the acquisition, the Fund will be managed by the RiverSource Fixed Income Team.

We believe the acquisition of J. & W. Seligman & Co. Incorporated by RiverSource Investments will create a stronger combined investment management business having greater resources, which should no doubt be in the best interest of shareholders. In conjunction with the acquisition, Stephen Lewis will become the Chairman of the Fund and Patrick T. Bannigan will assume the position of President.

We thank you for your continued support of Seligman Core Fixed Income Fund and for the opportunity to have served as members of your Fund's Board.

By order of the Board of Directors,

/s/ William C. Morris
-------------------------------------
William C. Morris
Chairman

/s/ Brian T. Zino
-------------------------------------
Brian T. Zino
President

November 6, 2008

Interview With Your Portfolio Managers
Francis L. Mustaro and J. Eric Misenheimer


Q. How did Seligman Core Fixed Income Fund perform for the fiscal year ended September 30, 2008?

A. For the fiscal year ended September 30, 2008, Seligman Core Fixed Income Fund posted a total return of -1.2%, based on the net asset value of Class A shares, outperforming its peers, as measured by the Lipper Intermediate Investment-Grade Debt Funds Average, which returned -2.4% for the period. The Fund's benchmark, the Lehman Brothers U.S. Universal Index returned 2.3%.

Q. What market conditions and economic events materially impacted the Fund's performance during the period?

A. The economic landscape during the fiscal year ended September 30, 2008 can be characterized by several major themes: further erosion in the housing market as prices remained on a downward trend, significant selling pressure as a result of deflating consumer confidence, continued large bank and brokerage firm write-offs which accelerated an ongoing flight to quality and credit contraction, and the significant widening of spreads.

    As the period unfolded, concerns regarding the housing market spread to other asset classes. Fears of spreading credit problems led to an overwhelming unwillingness by banks and other financial institutions to lend. Ongoing declines in asset values at financial institutions effectively resulted in a dysfunctional lending market in the US. The collapse of credit growth, along with the continued erosion of household net worth due to weakening housing and equity markets severely hampered consumer spending.

    The US Federal Reserve Board (the Fed) took action during the year to inject much-needed liquidity into the marketplace with several incremental reductions in the federal funds target rate (the rate banks charge one another on overnight loans). This rate decreased from 4.75% at the beginning of the fiscal year to 2. 0% by the close of the reporting period. The Fed further decreased the fed funds target rate in October and November to 1.0%.

    The dramatic widening in all quality spreads in the corporate bond market demonstrated the flight to quality by investors. The credit spread is the difference in yield between a corporate bond and a government bond at each point of maturity. The credit spread reflects the extra compensation investors receive for bearing credit risk. Widening spreads are often indicative of a waning investor appetite for risk. Despite its aggressive efforts to expand liquidity avenues for banks and brokerages, the Fed faced a true seizing up of credit markets, a phenomenon that quickly spread among global banks.

Q. What investment strategies or techniques materially impacted the Fund's performance during the period?

A. The Fund's portfolio duration was lengthened throughout the period to exceed that of the benchmark. This strategy was employed to enable the portfolio to participate in the ongoing rally in US Treasuries as investors broadly sought higher quality instruments, as well as in anticipation of continued sluggish growth. This strategy benefitted the Fund's performance during the period.

Interview With Your Portfolio Managers
Francis L. Mustaro and J. Eric Misenheimer


    The Fund's exposure to higher-yielding, lower-quality issues was decreased throughout the period (from approximately 10% at the start of the fiscal year to approximately 3% at the close of the fiscal year), in response to the broad flight-to-quality and our anticipation that growth would remain sluggish. The Fund's portfolio also remains devoid of any emerging markets exposure. The Fund's portfolio was also underweight financial issuers, as the sector was extremely hard-hit throughout the period.

    The year presented an extremely difficult environment for credit investing, and no matter what strategy was employed, the portfolio would always be exposed in some way to credit. Earlier in the period, there was more of a gradation of quality that was recognized by the market. Toward the end of the period, however, there was an almost indiscriminate widening of spreads. Exposure to anything other than US Treasuries detracted from performance.
--------
    The views and opinions expressed are those of the Portfolio Managers, are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendation for, and person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice.

Performance and Portfolio Overview


This section of the report is intended to help you understand the performance of Seligman Core Fixed Income Fund and to provide a summary of the Fund's portfolio characteristics.

Performance data quoted in this report represents past performance and does not guarantee or indicate future investment results. The rates of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Total returns of the Fund (except for Class I shares) as of the most recent month end will be available at www.seligman.com/1/ by the seventh business day following that month end. Calculations assume reinvestment of distributions. Performance data quoted does not reflect the deduction of taxes that an investor may pay on distributions or the redemption of shares.

J. & W. Seligman & Co. Incorporated (the "Manager") has contractually undertaken to waive its management fee and/or reimburse the Fund's expenses to the extent that the Fund's "other expenses" (i.e., those expenses other than management fee, distribution and service (12b-1) fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.50% per annum of the Fund's average daily net assets. This undertaking will remain in effect until at least January 31, 2009. Similar fee waiver/expense reimbursement arrangements were in effect since the Fund's inception. Absent such waiver/reimbursement, returns and yields would have been lower.

Returns for Class A shares are calculated with and without the effect of the initial 4.5% maximum sales charge that became effective on January 7, 2008. Although for all periods presented, returns for the Fund's Class A shares reflect the 4.5% maximum sales charge, the actual returns for periods prior to January 7, 2008 would have been lower if the 4.75% maximum sales charge then in effect was incurred. Returns for Class B shares are calculated with and without the effect of the maximum 5% contingent deferred sales charge ("CDSC"), charged on redemptions made within one year of the date of purchase, declining to 1% in the sixth year and 0% thereafter. Returns for Class C and Class R shares are calculated with and without the effect of the 1% CDSC, charged on redemptions made within one year of purchase. Returns for Class C shares would have been lower for periods prior to June 4, 2007 if the 1% initial sales charge then in effect was incurred. On May 16, 2008, Class D shares of the Fund were converted to Class C shares at their respective net asset values. Effective at the close of business on May 16, 2008, Class D shares are no longer offered by the Fund. Class I shares do not have sales charges, and returns are calculated accordingly.

The chart on page 5 compares $10,000 hypothetical investments made in Class A shares, with and without the initial 4.5% maximum sales charge, Class B shares and Class C shares, without CDSC, to a $10,000 investment made in the Lehman Brothers U.S. Universal Index since the commencement of operations on October 1, 2001 through September 30, 2008. The performance of Class I and Class R shares, which commenced on later dates, and of Class A, Class B and Class C shares for other periods, with and without applicable sales charges and CDSCs, is not shown in the chart but is included in the total returns table that follows the chart. The performance of Class I and Class R shares will differ from the performance shown for Class A, Class B and Class C shares, based on the differences in sales charges and fees paid by shareholders.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
--------
/1/ The website reference is an inactive textual reference and information contained in or otherwise accessible through the website does not form a part of this report or the Fund's prospectuses or statement of additional information.

Performance and Portfolio Overview


[CHART]

Investment Results

Total Returns

For Periods Ended September 30, 2008

                                                                     Average Annual
                                                       ------------------------------------------
                                                                     Class A,
                                                                      B and C   Class I   Class R
                                                                       Since     Since     Since
                                                Six     One    Five  Inception Inception Inception
                                              Months*   Year   Years  10/1/01  11/30/01   4/30/03
                                              -------  -----   ----- --------- --------- ---------
Class A
With 4.5% Sales Charge.......................  (7.74)% (5.68)% 0.65%   2.19%      n/a       n/a
Without Sales Charge.........................  (3.39)  (1.24)  1.57    2.87       n/a       n/a
Class B
With CDSC+...................................  (8.49)  (6.71)  0.47     n/a       n/a       n/a
Without CDSC.................................  (3.76)  (1.98)  0.82    2.11       n/a       n/a
Class C
With 1% CDSC.................................  (4.70)  (2.90)   n/a     n/a       n/a       n/a
Without CDSC.................................  (3.75)  (1.96)  0.82    2.12       n/a       n/a
Class I......................................  (3.27)  (0.85)  1.82     n/a      3.13%      n/a
Class R
With 1% CDSC.................................  (4.46)  (2.43)   n/a     n/a       n/a       n/a
Without CDSC.................................  (3.51)  (1.49)  1.34     n/a       n/a      1.61%
Benchmarks**
Lehman Brothers Aggregate Bond Index.........  (1.50)   3.65   3.78    4.67      4.70      3.78
Lehman Brothers U.S. Universal Index.........  (1.96)   2.32   3.90    4.90      4.92      3.96
Lipper Intermediate Investment-Grade
Debt Funds Average...........................  (4.84)  (2.43)  2.00    3.20      3.16      2.13

--------
See footnotes on page 6.

Performance and Portfolio Overview



Investment Results

Net Asset Value Per Share

                                              9/30/08 3/31/08 9/30/07
                                              ------- ------- -------
Class A......................................  $6.63   $7.01   $7.01
Class B......................................   6.63    7.01    7.01
Class C......................................   6.63    7.01    7.01
Class I......................................   6.63    7.01    7.00
Class R......................................   6.63    7.01    7.01

Dividend Per Share and Yield Information

For Periods Ended September 30, 2008

Dividends/o/                                            SEC 30-Day Yield/oo/
------------                                            -------------------
$0.303.................................................        3.77%
0.250..................................................        3.21
0.252..................................................        3.21
0.320..................................................        4.21
0.285..................................................        3.71

Effective Weighted Average Life/1/ 7.0 years

Portfolio Composition

                                                        Percent of Total
                                                        --------------
                                                        9/30/08  9/30/07
                                                        -------  -------
US Government Securities...............................   14.1%    11.1%
Government Agency Securities...........................    6.1      5.0
Government Agency Mortgage- Backed Securities..........   30.0     38.1
Corporate Bonds........................................   26.6     32.9
Collateralized Mortgage Obligations....................    7.1      5.6
Asset-Backed Securities................................    4.5      3.4
Foreign Government Agency Securities...................    2.6      1.3
Short-Term Holdings....................................    9.0      2.6
Total..................................................  100.0%   100.0%

Ratings#

September 30, 2008

Aaa....................................................  67.5%
Aa.....................................................   4.3
A......................................................   7.4
Baa....................................................  17.1
Ba.....................................................   1.2
B......................................................   1.7
Caa....................................................   0.6
Non-Rated..............................................   0.2
Total.................................................. 100.0%
--------
*   Returns for periods of less than one year are not annualized.

** Effective November 7, 2008, to better align the primary benchmark index with the investment strategy of the Fund, the Lehman Brothers U.S. Universal Index (the "LB Universal Index") is replaced with the Lehman Brothers Aggregate Bond Index (the "LB Aggregate Index"). The LB Aggregate Index, the LB Universal Index and the Lipper Intermediate Investment-Grade Debt Funds Average (the "Lipper Average") are unmanaged benchmarks that assume the reinvestment of all distributions. The LB Aggregate Index is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities and is frequently used as a general measure of bond market performance. The LB Universal Index measures the performance of US dollar-denominated, taxable bonds that are rated either investment-grade or below investment grade. The Lipper Average measures the performance of funds that invest primarily in investment-grade debt issues (rated in the top four grades) with dollar-weighted average maturities of five to ten years. The LB Indices exclude the effect of taxes, fees, sales charges and expenses, and the Lipper Average excludes the effect of taxes, fees, and sales charges. Investors cannot invest directly in an index or average.

+ The CDSC is 5% if you sell your shares within one year and 2% for five years.

# Credit ratings are those issued by Moody's Investors Service, Inc. ("Moody's"). Percentages are based on current market values of long-term holdings at September 30, 2008. Holdings and credit ratings are subject to change.

/1/ The average time to receive principal payments, in years, weighted based on principal.

o Represents per share amount paid or declared for the year ended September 30, 2008.

oo Current yield, representing the annualized yield for the 30-day period ended September 30, 2008, has been computed in accordance with SEC regulations and will vary. During the period, the Manager reimbursed expenses of certain classes. Without these reimbursements, the yields would have been as follows:

   Class A         Class B         Class C         Class I         Class R
--------------  --------------  --------------  --------------  --------------
    2.60%           2.14%           1.79%           4.21%           2.83%

Understanding and Comparing Your Fund's Expenses


As a shareholder of the Fund, you incur ongoing expenses, such as management fee, distribution and service (12b-1) fees (if applicable), and other fund expenses. The information below is intended to help you understand the ongoing expenses (in dollars) of investing in the Fund and to compare them with the ongoing expenses of investing in other mutual funds. Please note that the expenses shown in the table are meant to highlight your ongoing expenses only and do not reflect any transactional costs, such as sales charges (also known as loads) on certain purchases or redemptions. Therefore, the table is useful in comparing ongoing expenses only, and will not help you determine the relative total expenses of owning different funds. In addition, if transactional costs were included, your total expenses would have been higher.

The table is based on an investment of $1,000 invested at the beginning of April 1, 2008 and held for the entire six-month period ended September 30, 2008.

Actual Expenses

The table below provides information about actual expenses and actual account values. You may use the information, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value at the beginning of the period by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled "Expenses Paid During Period" for the Fund's share class that you own to estimate the expenses that you paid on your account during the period.

Hypothetical Example for Comparison Purposes

The table below also provides information about hypothetical expenses and hypothetical account values based on the actual expense ratios and an assumed rate of return of 5% per year before expenses, which is not the actual return of any class of the Fund. The hypothetical expenses and account values may not be used to estimate the ending account value or the actual expenses you paid for the period. You may use this information to compare the ongoing expenses of investing in the Fund and other mutual funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other mutual funds.

                                               Actual          Hypothetical
                                          ----------------- -------------------
                                                  Expenses            Expenses
                                                    Paid                Paid
                     Beginning            Ending   During    Ending    During
                      Account  Annualized Account Period**   Account  Period**
                       Value    Expense    Value  4/1/08 to   Value   4/1/08 to
                      4/1/08     Ratio*   9/30/08  9/30/08   9/30/08   9/30/08
                     --------- ---------- ------- --------- --------- ---------
Class A............. $1,000.00    1.25%   $966.10   $6.14   $1,018.75  $ 6.31
Class B.............  1,000.00    2.00     962.40    9.81    1,015.00   10.08
Class C.............  1,000.00    1.99     962.50    9.76    1,015.05   10.02
Class I.............  1,000.00    1.02     967.30    5.02    1,019.90    5.15
Class R.............  1,000.00    1.50     964.90    7.37    1,017.50    7.57
--------
* Expenses of Class B, Class C, Class I and Class R shares differ from the expenses of Class A shares due to the differences in 12b-1 fees and other class-specific expenses paid by each share class. See the Fund's prospectuses for a description of each share class and its fees, expenses and sales charges. Through at least January 31, 2009, the Manager has contractually undertaken to waive its management fee and/or reimburse the Fund's expenses to the extent that the Fund's "other expenses" (i.e., those expenses other than management fee, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.50% per annum of the Fund's average daily net assets. Absent such waiver/expense reimbursement, the expense ratios and expenses paid by a shareholder for the period would have been higher.

** Expenses are equal to the annualized expense ratio based on actual expenses for the period April 1, 2008 to September 30, 2008, multiplied by the average account value over the period, multiplied by 183/366 (number of days in the period).

Portfolio of Investments
September 30, 2008


                                                          Principal
                                                           Amount        Value
                                                        ----------     ----------
US Government and Government Agency Securities 56.3%
US Government Securities 15.9%
US Treasury Bonds 5%, 5/15/2037........................ $  405,000     $  450,658
US Treasury Inflation-Protected Securities 0.625%,
  4/15/2013............................................     52,025         49,115
US Treasury Notes:
   2.125%, 1/31/2010...................................    280,000/oo/    280,853
   3.125%, 9/30/2013...................................  1,085,000      1,092,799
   2%, 1/15/2016.......................................    238,233        235,423
   2.375%, 1/15/2017...................................    272,638        275,023
   3.875%, 5/15/2018...................................    410,000        412,819
   4%, 8/15/2018.......................................    530,000        537,702
US Treasury STRIPS Principal 7.5%, 11/15/2024*.........    445,000        214,299
                                                                       ----------
                                                                        3,548,691
                                                                       ----------
Government Agency Securities/o/ 6.8%
Fannie Mae:
   3.255%, 6/9/2010....................................    200,000/oo/    200,113
   3.25%, 8/12/2010....................................    530,000/oo/    531,473
   5%, 7/9/2018........................................    250,000        245,244
Federal Farm Credit 3.4%, 2/7/2013.....................    240,000        234,217
Federal Home Loan Bank:
   2.625%, 5/20/2011...................................    250,000/oo/    244,623
   5%, 11/17/2017......................................     70,000         70,679
                                                                       ----------
                                                                        1,526,349
                                                                       ----------
Government Agency Mortgage-Backed Securities++/o/ 33.6%
Fannie Mae:
   4.5%, 12/1/2020.....................................    510,835        501,886
   5.355%, 4/1/2036#...................................    200,603        203,017
   6.05%, 4/1/2036#....................................    758,540/oo/    772,426
   5.961%, 8/1/2036#...................................    285,637/oo/    294,123
   6.5%, 9/1/2037......................................    354,018        361,270
   6.5%, 12/1/2037.....................................    472,736        485,325
   6.5%, TBA 10/2008...................................    500,000        512,734
Freddie Mac:
   6.165%, 8/1/2036#...................................    358,223/oo/    367,183
   6.113%, 12/1/2036#..................................    358,270        368,319

--------
See footnotes on page 14.

Portfolio of Investments
September 30, 2008

                                                         Principal
                                                          Amount       Value
                                                         ---------- -----------
Government Agency Mortgage-Backed Securities++/o/
  (continued)
Freddie Mac Gold:
   5%, 5/1/2018......................................... $1,118,857 $ 1,120,759
   7%, 4/1/2038.........................................    242,556     254,096
   4.5%, TBA 10/2008....................................    700,000     681,407
   5.5%, TBA 10/2008....................................    900,000     895,360
   5.5%, TBA 10/2008....................................    700,000     704,484
                                                                    -----------
                                                                      7,522,389
                                                                    -----------
Total US Government and Government
Agency Securities (Cost $12,551,536)....................             12,597,429
                                                                    -----------
Corporate Bonds 29.7%
Aerospace and Defense 0.1%
Hawker Beechcraft 9.75%, 4/1/2017.......................     25,000      22,500
                                                                    -----------
Airlines 0.8%
Continental Airlines (Series A) 5.983%, 4/19/2022.......    245,000     188,650
                                                                    -----------
Capital Markets 1.5%
Bank of New York Mellon 4.95%, 11/1/2012................     95,000      90,409
Lehman Brothers Holdings 6.875%, 5/2/2018##.............     95,000      10,011
Merrill Lynch 6.05%, 5/15/2012..........................    115,000     107,918
Morgan Stanley 6%, 4/28/2015............................    105,000      71,512
Northern Trust 5.5%, 8/15/2013..........................     50,000      50,089
                                                                    -----------
                                                                        329,939
                                                                    -----------
Chemicals 0.3%
E.I. duPont de Nemours 5%, 1/15/2013....................     65,000      64,293
                                                                    -----------
Computers and Peripherals 0.5%
Hewlett Packard 5.5%, 3/1/2018..........................     70,000      65,805
Seagate Technology 6.375%, 10/1/2011....................     50,000      49,375
                                                                    -----------
                                                                        115,180
                                                                    -----------
Consumer Finance 1.8%
National Rural Utilities Cooperative Finance 5.45%,
  2/1/2018..............................................     60,000      55,758
Nissan Motor Acceptance 5.625%, 3/14/2011+..............    315,000     318,504
Rental Service 9.5%, 12/1/2014..........................     25,000      19,063
                                                                    -----------
                                                                        393,325
                                                                    -----------
--------
See footnotes on page 14.

Portfolio of Investments
September 30, 2008

                                                             Principal
                                                              Amount    Value
                                                             --------- --------
Diversified Financial Services 2.7%
Bank of America 5.65%, 5/1/2018............................. $105,000  $ 88,596
Caterpillar Financial Services 6.2%, 9/30/2013..............   90,000    90,093
CIT Group 5.4%, 1/30/2016...................................   40,000    19,384
Citigroup:
   5.5%, 4/11/2013..........................................  110,000    96,107
   6.5%, 8/19/2013..........................................  240,000   213,519
JPMorgan Chase 5.375%, 10/1/2012............................  110,000   106,361
                                                                       --------
                                                                        614,060
                                                                       --------
Diversified Telecommunication Services 0.8%
AT&T 5.5%, 2/1/2018.........................................   65,000    57,986
Citizens Communications 6.625%, 3/15/2015...................  100,000    83,500
Embarq 7.082%, 6/1/2016.....................................   45,000    36,521
                                                                       --------
                                                                        178,007
                                                                       --------
Electric Utilities 2.5%
Edison Mission Energy 7%, 5/15/2017.........................   50,000    45,250
Exelon Generation 6.2%, 10/1/2017...........................  190,000   167,251
Indiana Michigan Power 6.05%, 3/15/2037.....................  150,000   122,724
Southern Power 6.375%, 11/15/2036...........................  120,000   103,352
Union Electric 6.4%, 6/15/2017..............................  120,000   114,601
                                                                       --------
                                                                        553,178
                                                                       --------
Energy Equipment and Services 1.6%
Complete Production Services 8%, 12/15/2016.................   25,000    23,875
Halliburton 6.7%, 9/15/2038.................................  185,000   178,629
Nabors Industries 6.15%, 2/15/2018+.........................  115,000   109,834
Weatherford International 7%, 3/15/2038.....................   60,000    52,187
                                                                       --------
                                                                        364,525
                                                                       --------
Food and Staples Retailing 0.5%
Kroger 6.9%, 4/15/2038......................................   80,000    74,457
Wal-Mart Stores 6.2%, 4/15/2038.............................   40,000    36,605
                                                                       --------
                                                                        111,062
                                                                       --------
Food Products 1.5%
Corn Products 6%, 4/15/2017.................................  215,000   222,608
Del Monte 8.625%, 12/15/2012................................   50,000    49,750
General Mills 5.2%, 3/17/2015...............................   60,000    57,650
                                                                       --------
                                                                        330,008
                                                                       --------
--------
See footnotes on page 14.

Portfolio of Investments
September 30, 2008

                                                         Principal
                                                          Amount      Value
                                                        ---------    --------
Health Care Providers and Services 1.3%
Cardinal Health 9.5%, 4/15/2015........................ $100,000     $ 78,000
HCA 9.25%, 11/15/2016..................................  125,000      121,875
UnitedHealth Group 6.625%, 11/15/2037..................  120,000      101,169
                                                                     --------
                                                                      301,044
                                                                     --------
Household Durables 0.5%
Kimberly-Clark 6.125%, 8/1/2017........................  110,000      110,360
                                                                     --------
Industrial Conglomerates 0.8%
General Electric Capital 5.875%, 1/14/2038.............   85,000       62,848
Koninklijke (Royal) Philips Electronics 5.75%,
  3/11/2018............................................  115,000      110,624
                                                                     --------
                                                                      173,472
                                                                     --------
Insurance 0.9%
American General Finance 5.375%, 10/1/2012.............   55,000       30,085
Genworth Global Funding Trust 5.2%, 10/8/2010..........   95,000/oo/   86,039
Prudential Financial 5.7%, 12/14/2036..................  125,000       92,598
                                                                     --------
                                                                      208,722
                                                                     --------
Media 2.0%
Charter Communications Holdings I 0% (13.5%**),
  1/15/2014............................................   40,000       17,000
Comcast 5.7%, 5/15/2018................................   60,000       52,464
Thomson Reuters 6.5%, 7/15/2018........................  225,000      215,563
Time Warner Cable 5.4%, 7/2/2012.......................  110,000      104,721
Viacom 6.125%, 10/5/2017...............................   75,000       68,152
                                                                     --------
                                                                      457,900
                                                                     --------
Multi-Utilities 0.9%
Dominion Resources 5.6%, 11/15/2016....................  205,000      190,435
                                                                     --------
Multiline Retail 0.8%
J.C. Penney 6.375%, 10/15/2036.........................  220,000      167,794
                                                                     --------
Office Electronics 1.4%
Xerox:
5.5%, 5/15/2012........................................  220,000      209,927
7.625%, 6/15/2013......................................  110,000      111,465
                                                                     --------
                                                                      321,392
                                                                     --------
--------
See footnotes on page 14.

Portfolio of Investments
September 30, 2008

                                                           Principal
                                                            Amount     Value
                                                           --------- ----------
Oil, Gas and Consumable Fuels 2.9%
Chesapeake Energy 6.5%, 8/15/2017......................... $150,000  $  132,000
Encana 5.9%, 12/1/2017....................................  105,000      93,870
OPTI Canada 7.875%, 12/15/2014............................   50,000      44,500
Plains Exploration Production 7.75%, 6/15/2015............   50,000      46,250
Ras Laffan Liquefied Natural Gas 5.298%, 9/30/2020+.......  360,000     322,857
W & T Offshore 8.25%, 6/15/2014+..........................   25,000      20,125
                                                                     ----------
                                                                        659,602
                                                                     ----------
Pharmaceuticals 0.3%
Bristol-Myers Squibb 5.45%, 5/1/2018......................   65,000      61,492
                                                                     ----------
Real Estate Investment Trusts 1.6%
Health Care Properties 6%, 1/30/2017......................  190,000     152,123
Prologis Trust 5.625%, 11/15/2016.........................  205,000     174,893
Simon Property Group 6.125%, 5/30/2018....................   30,000      26,621
                                                                     ----------
                                                                        353,637
                                                                     ----------
Road and Rail 0.3%
Union Pacific 5.7%, 8/15/2018.............................   75,000      69,975
                                                                     ----------
Specialty Retail 0.1%
Asbury Automotive Group 7.625%, 3/15/2017.................   25,000      16,125
                                                                     ----------
Water Utilities 0.6%
American Water Capital 6.085%, 10/15/2017.................  150,000     138,980
                                                                     ----------
Wireless Telecommunication Services 0.7%
Rogers Communications 6.8%, 8/15/2018.....................  175,000     165,846
                                                                     ----------
Total Corporate Bonds (Cost $7,447,492)...................            6,661,503
                                                                     ----------
Collateralized Mortgage Obligations++ 7.9%
Bank of America Mortgage Securities 4.519%, 7/25/2034#....   82,763      77,891
Bear Stearns Alternate Trust 5.41%, 4/25/2035#............   92,149      55,289
Chase Mortgage Finance Trust 6.304%, 5/25/2032............  493,266     481,835
GS Mortgage Loan Trust 5.327%, 7/25/2035#.................  313,662     278,304
Harborview Mortgage Loan Trust 3.27% 1/19/2036#...........  262,687     169,332
Homestar Mortgage Acceptance 3.527%, 3/25/2034#...........  135,129      98,347
Indymac Index Mortgage Loan Trust 6.094%, 3/25/2036#+.....  489,107     313,284
Wells Fargo 4.729%, 7/25/2034#............................  339,102     303,812
                                                                     ----------
Total Collateralized Mortgage Obligations (Cost
  $2,147,308).............................................            1,778,094
                                                                     ----------
--------
See footnotes on page 14.

Portfolio of Investments
September 30, 2008

                                                    Principal
                                                     Amount
                                                    or Shares       Value
                                                 -----------     -----------
Asset-Backed Securities++ 5.1%
Caterpillar Financial Asset Trust 4.94%,
  4/25/2014..................................... $   110,000/oo/ $   106,853
Centex Home Equity 5.257%, 12/25/2032#..........     305,481         119,919
Chase Issuance Trust 2.508%, 10/17/2011#........     220,000/oo/     219,267
Citicorp Residential Mortgage Securities
  5.872%, 9/25/2036.............................      55,602          55,338
Equifirst Mortgage Loan Trust 3.51%, 12/25/2032.     145,956         133,902
GSAA Home Equity Trust 5.344%, 9/25/2035........     100,000          69,636
Irwin Home Equity 3.587%, 2/25/2034#............      85,192          64,690
Structured Asset Securities 4.04%,** 6/25/2033..     418,545         368,699
                                                                 -----------
Total Asset-Backed Securities (Cost $1,388,279).                   1,138,304
                                                                 -----------
Foreign Government Agency Securities 2.9%
Corporacion Andina de Fomento 5.75%, 1/12/2017..     140,000         129,545
Emirate of Abu Dhabi 5.5%, 8/2/2012+............     200,000         208,172
Export-Import Bank of Korea 5.5%, 10/17/2012....     165,000         156,687
ICICI Bank 6.625%, 10/3/2012+...................     150,000         144,880
                                                                 -----------
Total Foreign Government Agency Securities
  (Cost $654,083)...............................                     639,284
                                                                 -----------
Preferred Stocks 0.0%
Thrifts and Mortgage Finance 0.0%
Fannie Mae Series S 8.25%/o /(Cost $102,784)....  4,095 shs.           8,927
                                                                 -----------
Short-Term Holdings 10.1%
Repurchase Agreement 9.6%
State Street Bank 0.05%, dated 9/30/2008,
  maturing 10/1/2008, in the amount of
  $2,153,003, collateralized by: $2,225,000
US Treasury Bills 1.19%, 12/26/2008, with a
  fair market value of $2,222,219............... $ 2,153,000       2,153,000
                                                                 -----------
Corporate Bonds 0.5%
General Electric Capital 2.687%, 3/2/2009#......     100,000/oo/      98,220
Midwest Generation 8.3%, 7/2/2009...............      17,891          18,126
                                                                 -----------
                                                                     116,346
                                                                 -----------
Total Short-Term Holdings (Cost $2,269,167).....                   2,269,346
                                                                 -----------
Total Investments (Cost $26,560,649) 112.0%.....                  25,092,887
                                                                 -----------
Other Assets Less Liabilities (12.0)%...........                  (2,695,115)
                                                                 -----------
Net Assets 100.0%...............................                 $22,397,772
                                                                 ===========
--------
See footnotes on page 14.

Portfolio of Investments
September 30, 2008
--------
TBA -- To-be-announced.

* STRIPS (Separate Trading of Registered Interest and Principal of Securities) Principal is purchased at a discount, receives no interest and receives a single payment at maturity.

**  Current rate of step bond.

+ The security may be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.

++ Investments in mortgage-backed securities, collateralized mortgage obligations and asset-backed securities are subject to principal paydowns. As a result of prepayments from refinancing or satisfaction of the underlying instruments, the average life may be less than the original maturity. This, in turn, may impact the ultimate yield realized from these instruments.

/o/ Securities issued by these agencies are neither guaranteed nor issued by the United States Government.

/oo/At September 30, 2008, these securities, with a total value of $3,201,173, were held as collateral for the TBA securities.

# Floating rate security, the interest rate is reset periodically. The interest rate disclosed reflects the rate in effect at September 30, 2008.

##  Non-income producing security. Security in default.

Industry classifications have not been audited by Deloitte & Touche LLP.

See Notes to Financial Statements.

Statement of Assets and Liabilities
September 30, 2008

Assets:
Investments, at value:
   US Government and government agency securities (Cost
     $12,551,536)................................................. $12,597,429
   Corporate bonds (Cost $7,447,492)..............................   6,661,503
   Collateralized mortgage obligations (Cost $2,147,308)..........   1,778,094
   Asset-backed securities (Cost $1,388,279)......................   1,138,304
   Foreign government agency securities (Cost $654,083)...........     639,284
   Preferred stocks (Cost $102,784)...............................       8,927
   Repurchase agreement (Cost $2,153,000).........................   2,153,000
   Other short-term holdings (Cost $116,167)......................     116,346
Total investments (Cost $26,560,649)..............................  25,092,887
Receivable for securities sold....................................     267,850
Interest receivable...............................................     219,786
Receivable for Capital Stock sold.................................      37,497
Receivable from the Manager (Note 3)..............................      10,194
Expenses prepaid to shareholder service agent.....................       1,046
Other.............................................................       1,141
                                                                   -----------
Total Assets                                                        25,630,401
                                                                   -----------
Liabilities:
Payable for securities purchased..................................   2,803,183
Bank overdraft....................................................     264,905
Payable for Capital Stock repurchased.............................      68,094
Dividends payable.................................................      33,390
Management fee payable............................................       9,362
Distribution and service (12b-1) fees payable.....................       4,719
Accrued expenses and other........................................      48,976
                                                                   -----------
Total Liabilities                                                    3,232,629
                                                                   -----------
Net Assets                                                         $22,397,772
                                                                   ===========
Composition of Net Assets:
Capital Stock, at par ($0.001 par value; 1,000,000,000 shares authorized; 3,377,901 shares outstanding):
   Class A........................................................ $     1,058
   Class B........................................................         204
   Class C........................................................         424
   Class I........................................................       1,679
   Class R........................................................          13
Additional paid-in capital........................................  24,826,694
Dividends in excess of net investment income......................      (1,287)
Accumulated net realized loss.....................................    (963,251)
Net unrealized depreciation of investments........................  (1,467,762)
                                                                   -----------
Net Assets                                                         $22,397,772
                                                                   ===========
Net Asset Value Per Share:
Class A ($7,013,409 / 1,057,934 shares)........................... $      6.63
Class B ($1,354,356 / 204,220 shares)............................. $      6.63
Class C ($2,809,105 / 423,627 shares)............................. $      6.63
Class I ($11,132,295 / 1,678,763 shares).......................... $      6.63
Class R ($88,607 / 13,357 shares)................................. $      6.63
--------
See Notes to Financial Statements.

Statement of Operations
For the Year Ended September 30, 2008

Investment Income:
Interest.......................................................... $ 1,557,621
Dividends.........................................................       6,110
                                                                   -----------
                                                                     1,563,731
                                                                   -----------
Expenses:
Management fee....................................................     140,896
Registration......................................................     107,182
Shareholder account services......................................      74,648
Distribution and service (12b-1) fees.............................      71,004
Auditing and legal fees...........................................      49,662
Custody and related services......................................      31,741
Shareholder reports and communications............................      19,694
Directors' fees and expenses......................................       4,603
Miscellaneous.....................................................       7,848
Total Expenses Before Reimbursement...............................     507,278
                                                                   -----------
Reimbursement of expenses (Note 3)................................    (154,207)
Total Expenses After Reimbursement                                     353,071
                                                                   -----------
Net Investment Income.............................................   1,210,660
                                                                   -----------
Net Realized and Unrealized Gain (Loss) on Investments:
Net realized gain on investments..................................     117,481
Net change in unrealized depreciation of investments..............  (1,453,099)
Net Loss on Investments...........................................  (1,335,618)
                                                                   -----------
Decrease in Net Assets from Operations............................ $  (124,958)
                                                                   ===========
--------
See Notes to Financial Statements.

Statements of Changes in Net Assets

                                                      Year Ended September 30,
                                                     -------------------------
                                                         2008          2007
                                                     ------------  -----------
Operations:
Net investment income............................... $  1,210,660  $ 1,282,613
Net realized gain on investments....................      117,481      312,294
Net change in unrealized appreciation/depreciation
  of investments....................................   (1,453,099)    (409,890)
                                                     ------------  -----------
Increase (Decrease) in Net Assets from Operations...     (124,958)   1,185,017
                                                     ------------  -----------
Distributions to Shareholders:
Dividends from net investment income:
   Class A..........................................     (538,451)    (644,990)
   Class B..........................................      (47,200)     (62,926)
   Class C..........................................      (65,174)     (45,565)
   Class D..........................................      (31,448)     (47,260)
   Class I..........................................     (532,575)    (474,861)
   Class R..........................................       (2,870)      (1,129)
                                                     ------------  -----------
Decrease in Net Assets from Distributions...........   (1,217,718)  (1,276,731)
                                                     ------------  -----------
Capital Share Transactions:
Net proceeds from sales of shares...................    3,663,453    4,372,295
Investment of dividends.............................    1,096,118    1,121,538
Exchanged from associated funds.....................    4,055,835    2,765,380
Total...............................................    8,815,406    8,259,213
Cost of shares repurchased..........................  (13,956,328)  (3,906,657)
Exchanged into associated funds.....................   (1,139,371)  (4,011,797)
Total...............................................  (15,095,699)  (7,918,454)
Increase (Decrease) in Net Assets from Capital
  Share Transactions................................   (6,280,293)     340,759
                                                     ------------  -----------
Increase (Decrease) in Net Assets...................   (7,622,969)     249,045
                                                     ------------  -----------
Net Assets:
Beginning of year...................................   30,020,741   29,771,696
                                                     ------------  -----------
End of Year (net of dividends in excess of net
  investment income of $1,287 and $10,286,
  respectively)..................................... $ 22,397,772  $30,020,741
                                                     ============  ===========
--------
See Notes to Financial Statements.

Notes to Financial Statements


1. Organization and Multiple Classes of Shares -- Seligman Core Fixed Income Fund, Inc. (the "Fund") is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end management investment company. The Fund offers the following five classes of shares:

    Class A shares are subject to a continuing service fee of up to 0.25% on an annual basis and, through January 6, 2008, were sold with an initial sales charge of up to 4.75% (4.5% effective January 7, 2008). Class A shares purchased in an amount of $1,000,000 or more are sold without an initial sales charge but are subject to a contingent deferred sales charge ("CDSC") of 1% on redemptions within 18 months of purchase. Effective January 7, 2008, eligible employee benefit plans that have at least $2,000,000 in plan assets may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on redemption of shares purchased within 18 months prior to plan termination.

    Class B shares are sold without an initial sales charge but are subject to a distribution fee of 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 5% on redemptions in the first year of purchase, declining to 1% in the sixth year and 0% thereafter. Class B shares will automatically convert to Class A shares approximately eight years after their date of purchase. If Class B shares of the Fund are exchanged for Class B shares of another Seligman mutual fund, the holding period of the shares exchanged will be added to the holding period of the shares acquired, both for determining the applicable CDSC and the conversion of Class B shares to Class A shares.

    Class C shares are sold without an initial sales charge but are subject to a distribution fee of up to 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% imposed on redemptions made within one year of purchase.

    The Board of Directors (the "Board") of the Fund approved the automatic conversion of all of the Fund's outstanding Class D shares to Class C shares at their respective net asset values. The conversion was implemented on May 16, 2008. Effective at the close of business on May 16, 2008, the Fund no longer offers Class D shares. The conversion did not affect individual shareholder account values.

    Class I shares are offered to certain institutional clients and other investors, as described in the Fund's Class I shares prospectus. Class I shares are sold without any sales charges and are not subject to distribution or service fees.

    Class R shares are offered to certain employee benefit plans and are not available to all investors. They are sold without an initial sales charge, but are subject to a distribution fee of up to 0.25% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% on redemptions made within one year of a plan's initial purchase of Class R shares.

    All classes of shares represent interests in the same portfolio of investments, have the same rights and are generally identical in all respects except that each class bears its own class-specific expenses, and has exclusive voting rights with respect to any matter on which a separate vote of any class is required.

2. Significant Accounting Policies -- The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions at the date of the financial statements. Actual results may differ from these estimates. The following summarizes the significant accounting policies of the Fund:

     a. Security Valuation and Risk -- Securities traded on an exchange are valued at the last sales price on the primary exchange or market on which they are traded. Securities not listed on an exchange or security market are valued by independent pricing services based on bid prices which consider such

Notes to Financial Statements

         factors as coupons, maturities, credit ratings, liquidity, specific terms and features, and the US Treasury yield curve or are valued by the Fund's investment manager (the "Manager") based on quotations provided by primary market makers in such securities. Securities for which market quotations are not readily available (or are otherwise no longer valid or reliable) are valued at fair value determined in accordance with procedures approved by the Board. This can occur in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts, and extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security. Short-term holdings that mature in 60 days or less are valued at current market quotations or amortized cost if the Manager believes it approximates fair value. Short-term holdings that mature in more than 60 days are valued at current market quotations until the 60th day prior to maturity and are then valued as described above for securities maturing in 60 days or less.

         US Government and fixed income securities are subject to interest rate risk, credit risk, prepayment risk and market risk. Securities that are not guaranteed by the US Government may have increased credit risk, including, but not limited to, the risk of non-payment of principal or interest. The Fund may invest a significant portion of its assets in securities of issuers that hold mortgage- and asset-backed securities and direct investments in securities backed by commercial and residential mortgage loans and other financial assets. Continuing shifts in the market's perception of credit quality on securities backed by commercial and residential mortgage loans and other financial assets may result in increased volatility of market prices and periods of illiquidity that can negatively impact the valuation of certain issues held by the Fund. The value and related income of these securities is sensitive to changes in economic conditions, including delinquencies and/or defaults. High-yield securities are subject to a greater risk of loss of principal and interest than higher-rated, investment-grade fixed income securities.

     b. Securities Purchased and Sold on a TBA Basis -- The Fund may purchase or sell securities (typically mortgage-backed securities) on to-be-announced (TBA) basis, with payment and delivery scheduled for a future date. These transactions are subject to market fluctuations and are subject to the risk that the value at delivery may be more or less than the trade date purchase price. Unsettled TBA commitments are valued at fair value in accordance with the procedures for security valuation described above. The Fund segregates securities as collateral for its obligations to purchase TBA mortgage securities.

     c. Mortgage Dollar Rolls -- The Fund may enter into mortgage dollar roll transactions using TBAs in which the Fund sells a mortgage-backed security to a counterparty and simultaneously enters into an agreement with the same counterparty to buy back a similar security on a specific future date at a predetermined price. Each mortgage dollar roll is treated as a sale and purchase transaction, with any gain or loss recognized at the time of each sale. The Fund may be exposed to market or credit risk if the price of the security changes unfavorably or the counterparty fails to perform under the terms of the agreement.

     d. Repurchase Agreements -- The Fund may enter into repurchase agreements. Generally, securities received as collateral subject to repurchase agreements are deposited with the Fund's custodian and, pursuant to the terms of the repurchase agreement, must have an aggregate market value greater than or equal to the repurchase price, plus accrued interest, at all times. On a daily basis, the market value of securities held as collateral for repurchase agreements is monitored to ensure the existence of the proper level of collateral.

     e. Bank Overdraft -- The Fund recorded a bank overdraft, which resulted from estimates of available cash.

Notes to Financial Statements


     f. Multiple Class Allocations -- All income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares based upon the relative value of shares of each class. Class-specific expenses, which include distribution and service fees and any other items that are specifically attributable to a particular class, are charged directly to such class. For the year ended September 30, 2008, distribution and service fees, shareholder account services and registration expenses were class-specific expenses.

     g. Security Transactions and Related Investment Income -- Investment transactions are recorded on trade dates. Identified cost of investments sold is used for both financial statement and federal income tax purposes. Interest income is recorded on an accrual basis. The Fund amortizes premiums and discounts on bonds and other debt securities for financial reporting purposes. Dividends receivable are recorded on ex-dividend dates.

     h. Distributions to Shareholders -- Dividends are declared daily and paid monthly. Other distributions paid by the Fund are recorded on the ex-dividend date.

     i. Taxes -- There is no provision for federal income tax. The Fund has elected to be taxed as a regulated investment company and intends to distribute substantially all taxable net income and net gain realized.

         Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109," requires the Fund to measure and recognize in its financial statements the benefit of a tax position taken (or expected to be taken) on an income tax return if such position will more likely than not be sustained upon examination based on the technical merits of the position. The Fund files income tax returns in the US Federal jurisdiction, as well as the New York State and New York City jurisdictions. Based upon its review of tax positions of the Fund's open tax years of 2005-2008 in these jurisdictions, the Fund has determined that FIN 48 did not have a material impact on the Fund's financial statements for the year ended September 30, 2008.

3. Management Fee, Distribution Services, and Other Transactions -- The Manager manages the affairs of the Fund (see Note 10) and provides the necessary personnel and facilities. Compensation of all officers of the Fund, all directors of the Fund who are employees of the Manager, and all personnel of the Fund and the Manager is paid by the Manager. The Manager receives a fee, calculated daily and payable monthly, equal to 0.50% per annum of the Fund's average daily net assets. Through at least January 31, 2009, the Manager has contractually undertaken to waive its fees and/or reimburse the Fund's expenses to the extent that the Fund's "other expenses" (i.e., those expenses other than management fee, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.50% per annum of the Fund's average daily net assets. For the year ended September 30, 2008, the amount of expenses reimbursed by the Manager to the Fund was $154,207. At September 30, 2008, the Manager owed the Fund $10,194 relating to the reimbursement.

    For the year ended September 30, 2008, Seligman Advisors, Inc. (the "Distributor"), agent for the distribution of the Fund's shares and an affiliate of the Manager, received commissions and concessions of $764 from sales of Class A shares. Commissions of $4,909 were paid to dealers for sales of Class A shares.

    The Fund has an Administration, Shareholder Services and Distribution Plan (the "Plan") with respect to distribution of its shares. Under the Plan, with respect to Class A shares, service organizations can enter into agreements with the Distributor and receive a continuing fee of up to 0.25% on an annual basis, payable monthly, of the average daily net assets of the Class A shares attributable to the particular service organizations for providing personal services and/or the maintenance of shareholder accounts. The Distributor charges such fees to the Fund pursuant to the Plan. For the year ended September 30, 2008, fees incurred under the Plan aggregated $30,714 or 0.25% per annum of the average daily net assets of Class A shares.

Notes to Financial Statements


    Under the Plan, with respect to Class B shares, Class C shares, Class D shares (only through May 16, 2008), and Class R shares, service organizations can enter into agreements with the Distributor and receive a continuing fee for providing personal services and/or the maintenance of shareholder accounts of up to 0.25% on an annual basis of the average daily net assets of the Class B, Class C, Class D, and Class R shares for which the organizations are responsible; and, for Class C, Class D, and Class R shares, fees for providing other distribution assistance of up to 0.75% (0.25%, in the case of Class R shares) on an annual basis of such average daily net assets. Such fees are paid monthly by the Fund to the Distributor pursuant to the Plan.

    For the year ended September 30, 2008, fees incurred under the Plan, equivalent to 1% per annum of the average daily net assets of Class B shares, 0.98% per annum of the average daily net assets of Class C shares, 1% per annum of the average daily net assets of Class D shares (only through May 16, 2008), and 0.50% per annum of the average daily net assets of Class R shares, amounted to $13,199, $18,055, $8,681 and $355, respectively.

    The Distributor and Seligman Services, Inc., also an affiliate of the Manager, are eligible to receive distribution and service fees pursuant to the Plan. For the year ended September 30, 2008, the Distributor and Seligman Services, Inc. received distribution and service fees of $928.

    The Distributor is entitled to retain any CDSC imposed on certain redemptions of Class A, Class C, Class D (only through May 16, 2008) and Class R shares. For the year ended September 30, 2008, such charges amounted to $2,899. The Distributor has sold its rights to third parties to collect any CDSC imposed on redemptions of Class B shares.

    For the year ended September 30, 2008, Seligman Data Corp., which is owned by certain associated investment companies, charged the Fund at cost
    $74,648 for shareholder account services in accordance with a methodology approved by the Fund's directors. Class I shares receive more limited shareholder services than the Fund's other classes of shares (the "Retail Classes"). Seligman Data Corp. does not allocate to Class I the costs of any of its departments that do not provide services to Class I shareholders.

    Costs of Seligman Data Corp. directly attributable to the Retail Classes of the Fund were charged to those classes in proportion to their respective net asset values. Costs directly attributable to Class I shares were charged to Class I. The remaining charges were allocated to the Retail Classes and Class I by Seligman Data Corp. pursuant to a formula based on their net assets, shareholder transaction volumes and number of shareholder accounts.

    The Fund and certain other associated investment companies (together, the "Guarantors") have severally but not jointly guaranteed the performance and observance of all the terms and conditions of a lease entered into by Seligman Data Corp., including the payment of rent by Seligman Data Corp. (the "Guaranty"). The lease and the related Guaranty expire in January 2019. The obligation of the Fund to pay any amount due under the Guaranty is limited to a specified percentage of the full amount, which generally is based on the Fund's percentage of the expenses billed by Seligman Data Corp. to all Guarantors in the most recent calendar quarter. At
    September 30, 2008, the Fund's potential obligation under the Guaranty is $28,600. As of September 30, 2008, no event has occurred which would result in the Fund becoming liable to make any payment under the Guaranty. A portion of the rent paid by Seligman Data Corp. is charged to the Fund as part of Seligman Data Corp.'s shareholder account services cost.

Notes to Financial Statements


    During the year ended September 30, 2008, certain officers and directors of the Fund were officers or directors of the Manager, the Distributor, Seligman Services, Inc., and/or Seligman Data Corp.

    The Fund has a compensation arrangement under which directors who receive fees may elect to defer receiving such fees. Directors may elect to have their deferred fees accrue interest or earn a return based on the performance of the Fund or other funds in the Seligman Group of Investment Companies. The cost of such fees and earnings/loss accrued thereon is included in directors' fees and expenses and the accumulated balance thereof at September 30, 2008, of $733 is included in accrued expenses and other liabilities. Deferred fees and related accrued earnings are not deductible by the Fund for federal income tax purposes until such amounts are paid.

4. Committed Line of Credit -- The Fund is a participant in a joint $200 million committed line of credit that is shared by substantially all open-end funds in the Seligman Funds. The directors have currently limited the Fund's borrowings to 10% of its net assets. Borrowings pursuant to the credit facility are subject to interest at a rate equal to the overnight federal funds rate plus 0.50%. The Fund incurs a commitment fee of 0.12% per annum on its share of the unused portion of the credit facility. The credit facility may be drawn upon only for temporary purposes and is subject to certain other customary restrictions. The credit facility commitment expires in June 2009, but is renewable annually with the consent of participating banks. For the year ended September 30, 2008, the Fund did not borrow from the credit facility.

5. Purchases and Sales of Securities -- Purchases and sales of securities, excluding US Government and Government agency securities and short-term holdings, for the year ended September 30, 2008, amounted to $31,258,310 and $28,825,705, respectively; purchases and sales of US Government and Government agency securities were $32,930,002 and $38,419,533, respectively.

6. Federal Tax Information -- Certain components of income, expense and realized capital gain and loss are recognized at different times or have a different character for federal income tax purposes and for financial reporting purposes. Where such differences are permanent in nature, they are reclassified in the components of net assets based on their characterization for federal income tax purposes. Any such reclassifications will have no effect on net assets, results of operations or net asset value per share of the Fund. As a result of the differences described above, the treatment for financial reporting purposes of distributions made during the year from net investment income or net realized gains may differ from their treatment for federal income tax purposes. Further, the cost of investments also can differ for federal income tax purposes.

    At September 30, 2008, the cost of investments for federal income tax purposes was $26,566,211. The tax basis cost was greater than the cost for financial reporting purposes due to the tax deferral of losses on wash sales in the amount of $4,238 and the amortization of premiums of $1,324 for financial reporting purposes.

    The tax basis components of accumulated losses at September 30, 2008 are as follows:

Gross unrealized appreciation of portfolio securities..... $   121,962
Gross unrealized depreciation of portfolio securities.....  (1,595,286)
Net unrealized depreciation of portfolio securities.......  (1,473,324)
Undistributed ordinary income.............................      34,162
Capital loss carryforwards................................    (875,207)
Timing difference (post-October losses)...................     (83,810)
Total accumulated losses.................................. $(2,398,179)

Notes to Financial Statements


    The tax characterization of distributions paid is as follows:

                                    Year Ended September 30,
                                    ------------------------
                                       2008         2007
                                     ----------  ----------
Ordinary income.................... $1,217,718   $1,276,731

    At September 30, 2008, the Fund had net capital loss carryforwards for federal income tax purposes of $875,207, which are available for offset against future taxable net capital gains, with $358,598 expiring in 2014 and $516,609 expiring in 2015. Accordingly, no capital gain distribution is expected to be paid to shareholders of the Fund until future net capital gains have been realized in excess of the available capital loss carryforwards. During the fiscal year 2008, the Fund utilized $169,698 of prior years' capital loss carryforwards to offset current year's net realized gains. There is no assurance that the Fund will be able to utilize all of its capital loss carryforward before it expires.

    In addition, from November 1, 2007 through September 30, 2008, the Fund incurred $83,810 of net realized capital losses. As permitted by tax regulations, the Fund intends to elect to defer these losses and treat them as arising in the fiscal year ending September 30, 2009. These losses will be available to offset future taxable net gains.

7. Transactions in Capital Stock -- Transactions in shares of Capital Stock were as follows:

                                                  Year Ended September 30,
                                      -----------------------------------------------
                                                2008                     2007
                                      ------------------------  ---------------------
Class A                                 Shares       Amount      Shares      Amount
-------                               ----------  ------------  --------  -----------
Net proceeds from sales of shares....    195,533  $  1,369,934   143,798  $ 1,011,952
Investment of dividends..............     62,489       436,882    76,800      539,233
Exchanged from associated funds......    336,665     2,368,552   235,996    1,664,461
Converted from Class B*..............     23,592       163,592    47,696      335,139
                                      ----------  ------------  --------  -----------
Total................................    618,279     4,338,960   504,290    3,550,785
                                      ----------  ------------  --------  -----------
Cost of shares repurchased........... (1,502,690)  (10,449,917) (180,449)  (1,266,130)
Exchanged into associated funds......   (108,815)     (766,091) (500,449)  (3,537,578)
                                      ----------  ------------  --------  -----------
Total................................ (1,611,505)  (11,216,008) (680,898)  (4,803,708)
                                      ----------  ------------  --------  -----------
Decrease.............................   (993,226) $ (6,877,048) (176,608) $(1,252,923)
                                      ==========  ============  ========  ===========

Class B                                 Shares       Amount      Shares      Amount
-------                               ----------  ------------  --------  -----------
Net proceeds from sales of shares....      8,819  $     60,455    14,625  $   102,426
Investment of dividends..............      5,190        36,173     6,098       42,809
Exchanged from associated funds......     68,165       469,412   117,975      834,385
                                      ----------  ------------  --------  -----------
Total................................     82,174       566,040   138,698      979,620
                                      ----------  ------------  --------  -----------
Cost of shares repurchased...........    (41,980)     (293,922) (100,689)    (706,084)
Exchanged into associated funds......    (40,998)     (289,274)  (29,819)    (209,081)
Converted to Class A*................    (23,575)     (163,502)  (47,675)    (334,988)
                                      ----------  ------------  --------  -----------
Total................................   (106,553)     (746,698) (178,183)  (1,250,153)
                                      ----------  ------------  --------  -----------
Decrease.............................    (24,379) $   (180,658)  (39,485) $  (270,533)
                                      ==========  ============  ========  ===========

--------
* Automatic conversion of Class B shares to Class A shares approximately eight years after their initial purchase date. The amount of dividends accrued on Class B shares between the last dividend payment date and the conversion date is invested in Class A shares and is included in the converted from Class B amount.

Notes to Financial Statements


                                                Year Ended September 30,
                                      --------------------------------------------
                                              2008+                   2007
                                      ---------------------  ---------------------
Class C                                Shares      Amount     Shares      Amount
-------                               --------  -----------  --------  -----------
Net proceeds from sales of shares....   29,533  $   204,867     3,515  $    24,780
Investment of dividends..............    7,994       55,410     5,933       41,673
Exchanged from associated funds......  102,199      716,840     8,764       61,502
Converted from Class D**.............  225,141    1,575,827        --           --
Total................................  364,867    2,552,944    18,212      127,955
Cost of shares repurchased...........  (95,685)    (663,699)  (46,364)    (327,530)
Exchanged into associated funds......   (7,703)     (52,799)  (12,963)     (90,632)
                                      --------  -----------  --------  -----------
Total................................ (103,388)    (716,498)  (59,327)    (418,162)
                                      --------  -----------  --------  -----------
Increase (decrease)..................  261,479  $ 1,836,446   (41,115) $  (290,207)
                                      ========  ===========  ========  ===========

Class D                                Shares      Amount     Shares      Amount
-------                               --------  -----------  --------  -----------
Net proceeds from sales of shares....   46,558  $   330,679    57,704  $   406,240
Investment of dividends..............    4,468       30,177     5,678       39,852
Exchanged from associated funds......   70,892      501,031    29,113      205,032
Total................................  121,918      861,887    92,495      651,124
Cost of shares repurchased...........  (53,856)    (378,347) (119,723)    (842,155)
Exchanged into associated funds......   (4,130)     (28,996)  (24,884)    (174,506)
Converted to Class C**............... (225,141)  (1,575,827)       --           --
                                      --------  -----------  --------  -----------
Total................................ (283,127)  (1,983,170) (144,607)  (1,016,661)
                                      --------  -----------  --------  -----------
Decrease............................. (161,209) $(1,121,283)  (52,112) $  (365,537)
                                      ========  ===========  ========  ===========

Class I                                Shares      Amount     Shares      Amount
-------                               --------  -----------  --------  -----------
Net proceeds from sales of shares....  234,865  $ 1,631,810   403,017  $ 2,825,090
Investment of dividends..............   76,726      534,703    65,112      456,859
                                      --------  -----------  --------  -----------
Total................................  311,591    2,166,513   468,129    3,281,949
                                      --------  -----------  --------  -----------
Cost of shares repurchased........... (310,898)  (2,170,348) (108,640)    (764,496)
Increase (decrease)..................      693  $    (3,835)  359,489  $ 2,517,453
                                      ========  ===========  ========  ===========

Class R                                Shares      Amount     Shares      Amount
-------                               --------  -----------  --------  -----------
Net proceeds from sales of shares....    9,341  $    65,618       235  $     1,656
Investment of dividends..............      400        2,773       158        1,112
                                      --------  -----------  --------  -----------
Total................................    9,741       68,391       393        2,768
                                      --------  -----------  --------  -----------
Cost of shares repurchased...........      (14)         (95)      (37)        (262)
Exchanged into associated funds......     (321)      (2,211)       --           --
                                      --------  -----------  --------  -----------
Total................................     (335)      (2,306)      (37)        (262)
                                      --------  -----------  --------  -----------
Increase.............................    9,406  $    66,085       356  $     2,506
                                      ========  ===========  ========  ===========

--------
**  Effective May 16, 2008, Class D shares converted to Class C shares.

+   October 1, 2007 to May 16, 2008, in the case of Class D shares.

Notes to Financial Statements


8. Other Matters -- In late 2003, J. & W. Seligman & Co. Incorporated ("JWS") conducted an extensive internal review concerning mutual fund trading practices. JWS's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by JWS (the "Seligman Funds"); this arrangement was in the process of being closed down by JWS before September 2003. JWS identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, JWS, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. JWS also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York ("NYAG").

    In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against JWS and the Distributor relating to frequent trading in the Seligman Funds. JWS responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that JWS had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

    In September 2006, the NYAG commenced a civil action in New York State Supreme Court against JWS, the Distributor, Seligman Data Corp. and Brian
    T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by JWS is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by JWS to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

    Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by JWS and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of JWS, RiverSource Investments, LLC ("RiverSource") and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex.

    Neither JWS nor RiverSource believes that the foregoing legal action or other possible actions will have a material adverse impact on JWS, RiverSource or their current and former clients, including the Seligman Funds and other investment companies managed by RiverSource; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

9. Recent Accounting Pronouncements -- In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 ("SFAS No. 157"), "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value of assets and liabilities and expands disclosure about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Fund is currently evaluating the impact of the adoption of SFAS No. 157 but believes the impact will be limited to expanded disclosures in the Fund's financial statements.

Notes to Financial Statements


    In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. As of September 30, 2008, the Fund does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

10. Subsequent Events -- On November 7, 2008, RiverSource, a wholly owned subsidiary of Ameriprise Financial, Inc., announced the closing of its acquisition (the "Acquisition") of JWS. With the Acquisition completed and shareholders of the Fund having previously approved (at a Special Meeting held on November 3, 2008) a new investment management services agreement between the Fund and RiverSource, RiverSource is the new investment manager of the Fund effective November 7, 2008. RiverSource will continue the contractual fee waiver/expense reimbursement arrangement currently in effect for the Fund.

Financial Highlights



The tables below are intended to help you understand each Class's financial performance for the periods presented. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated using average shares outstanding during the period. Total return shows the rate that you would have earned (or lost) on an investment in each Class, assuming you reinvested all your distributions. Total returns do not reflect any sales charges or transaction costs on your investment or taxes investors may incur on distributions or on the redemption of shares, and are not annualized for periods of less than one year.

CLASS A

                                                      Year Ended September 30,
                                            --------------------------------------------
                                              2008      2007     2006     2005     2004
                                            -------   -------  -------  -------  -------
Per Share Data:
Net Asset Value, Beginning of Year......... $  7.01   $  7.03  $  7.15  $  7.29  $  7.48
Income (Loss) from Investment Operations:
Net investment income......................    0.30      0.32     0.27     0.20     0.17
Net realized and unrealized loss on
  investments..............................   (0.38)    (0.02)   (0.11)   (0.12)   (0.06)
                                            -------   -------  -------  -------  -------
Total from Investment Operations              (0.08)     0.30     0.16     0.08     0.11
                                            -------   -------  -------  -------  -------
Less Distributions:
Dividends from net investment income.......   (0.30)    (0.32)   (0.27)   (0.20)   (0.17)
Dividends in excess of net investment
  income...................................      --        --    (0.01)   (0.02)   (0.04)
Distributions from net realized capital
  gain.....................................      --        --       --       --    (0.09)
                                            -------   -------  -------  -------  -------
Total Distributions........................   (0.30)    (0.32)   (0.28)   (0.22)   (0.30)
                                            -------   -------  -------  -------  -------
Net Asset Value, End of Year............... $  6.63   $  7.01  $  7.03  $  7.15  $  7.29
                                            =======   =======  =======  =======  =======
Total Return...............................   (1.24)%    4.21%    2.31%    1.06%    1.52%
                                            -------   -------  -------  -------  -------
Ratios/Supplemental Data:
Net assets, end of year (000s omitted)..... $ 7,013   $14,372  $15,663  $14,288  $17,008
Ratio of expenses to average net assets....    1.25%     1.25%    1.25%    1.25%    1.25%
Ratio of net investment income to average
  net assets...............................    4.31%     4.49%    3.90%    2.76%    2.29%
Portfolio turnover rate....................  225.73%   462.47%  795.65%  444.20%  249.13%
Without expense reimbursement:+
Ratio of expenses to average net assets....    2.20%     2.00%    2.03%    2.20%    2.27%
Ratio of net investment income to average
  net assets...............................    3.36%     3.74%    3.12%    1.81%    1.27%

--------
See footnotes on page 32.

Financial Highlights



CLASS B

                                                             Year Ended September 30,
                                                   --------------------------------------------
                                                     2008      2007     2006     2005     2004
                                                   -------   -------  -------  -------  -------
Per Share Data:
Net Asset Value, Beginning of Year................ $  7.01   $  7.03  $  7.15  $  7.29  $  7.48
Income (Loss) from Investment Operations:
Net investment income.............................    0.25      0.26     0.22     0.15     0.11
Net realized and unrealized loss on investments...   (0.38)    (0.02)   (0.11)   (0.13)   (0.06)
                                                   -------   -------  -------  -------  -------
Total from Investment Operations..................   (0.13)     0.24     0.11     0.02     0.05
                                                   -------   -------  -------  -------  -------
Less Distributions:
Dividends from net investment income..............   (0.25)    (0.26)   (0.22)   (0.14)   (0.11)
Dividends in excess of net investment income......      --        --    (0.01)   (0.02)   (0.04)
Distributions from net realized capital gain......      --        --       --       --    (0.09)
                                                   -------   -------  -------  -------  -------
Total Distributions...............................   (0.25)    (0.26)   (0.23)   (0.16)   (0.24)
                                                   -------   -------  -------  -------  -------
Net Asset Value, End of Year...................... $  6.63   $  7.01  $  7.03  $  7.15  $  7.29
                                                   =======   =======  =======  =======  =======
Total Return......................................   (1.98)%    3.51%    1.57%    0.31%    0.77%
                                                   -------   -------  -------  -------  -------
Ratios/Supplemental Data:
Net assets, end of year (000s omitted)............ $ 1,354   $ 1,602  $ 1,885  $ 3,110  $ 4,223
Ratio of expenses to average net assets...........    2.00%     2.00%    2.00%    2.00%    2.00%
Ratio of net investment income to average net
  assets..........................................    3.56%     3.74%    3.15%    2.01%    1.54%
Portfolio turnover rate...........................  225.73%   462.47%  795.65%  444.20%  249.13%
Without expense reimbursement:+
Ratio of expenses to average net assets...........    2.95%     2.75%    2.78%    2.95%    3.02%
Ratio of net investment income to average net
  assets..........................................    2.61%     2.99%    2.37%    1.06%    0.52%

--------
See footnotes on page 32.

Financial Highlights


CLASS C

                                                             Year Ended September 30,
                                                   --------------------------------------------
                                                     2008      2007     2006     2005     2004
                                                   -------   -------  -------  -------  -------
Per Share Data:
Net Asset Value, Beginning of Year................ $  7.01   $  7.03  $  7.15  $  7.29  $  7.48
Income (Loss) from Investment Operations:
Net investment income.............................    0.25      0.26     0.22     0.15     0.11
Net realized and unrealized loss on investments...   (0.38)    (0.02)   (0.11)   (0.13)   (0.06)
                                                   -------   -------  -------  -------  -------
Total from Investment Operations..................   (0.13)     0.24     0.11     0.02     0.05
                                                   -------   -------  -------  -------  -------
Less Distributions:
Dividends from net investment income..............   (0.25)    (0.26)   (0.22)   (0.14)   (0.11)
Dividends in excess of net investment income......      --        --    (0.01)   (0.02)   (0.04)
Distributions from net realized capital gain......      --        --       --       --    (0.09)
                                                   -------   -------  -------  -------  -------
Total Distributions...............................   (0.25)    (0.26)   (0.23)   (0.16)   (0.24)
                                                   -------   -------  -------  -------  -------
Net Asset Value, End of Year...................... $  6.63   $  7.01  $  7.03  $  7.15  $  7.29
                                                   =======   =======  =======  =======  =======
Total Return......................................   (1.96)%    3.53%    1.55%    0.31%    0.77%
                                                   -------   -------  -------  -------  -------
Ratios/Supplemental Data:
Net assets, end of year (000s omitted)............ $ 2,809   $ 1,136  $ 1,429  $ 1,509  $ 1,665
Ratio of expenses to average net assets...........    1.98%     2.00%    2.00%    2.00%    2.00%
Ratio of net investment income to average net
  assets..........................................    3.58%     3.74%    3.15%    2.01%    1.54%
Portfolio turnover rate...........................  225.73%   462.47%  795.65%  444.20%  249.13%
Without expense reimbursement:+
Ratio of expenses to average net assets...........    2.93%     2.75%    2.78%    2.95%    3.02%
Ratio of net investment income to average net
  assets..........................................    2.63%     2.99%    2.37%    1.06%    0.52%

--------
See footnotes on page 32.

Financial Highlights


CLASS D

                                                  10/1/07         Year Ended September 30,
                                                     to      ----------------------------------
                                                 5/18/08/oo/   2007     2006     2005     2004
                                                 ----------  -------  -------  -------  -------
Per Share Data:
Net Asset Value, Beginning of Period............  $  7.00    $  7.03  $  7.15  $  7.29  $  7.48
Income (Loss) from Investment
Operations:
Net investment income...........................     0.16       0.26     0.22     0.15     0.11
Net realized and unrealized gain (loss) on
  investments...................................      -- /o/   (0.03)   (0.11)   (0.13)   (0.06)
                                                  -------    -------  -------  -------  -------
Total from Investment Operations................     0.16       0.23     0.11     0.02     0.05
                                                  -------    -------  -------  -------  -------
Less Distributions:
Dividends from net investment income............    (0.16)     (0.26)   (0.22)   (0.14)   (0.11)
Dividends in excess of net investment income....       --         --    (0.01)   (0.02)   (0.04)
Distributions from net realized capital gain....       --         --       --       --    (0.09)
                                                  -------    -------  -------  -------  -------
Total Distributions.............................    (0.16)     (0.26)   (0.23)   (0.16)   (0.24)
                                                  -------    -------  -------  -------  -------
Net Asset Value, End of Period..................  $  7.00    $  7.00  $  7.03  $  7.15  $  7.29
                                                  =======    =======  =======  =======  =======
Total Return....................................     2.31%      3.37%    1.57%    0.31%    0.77%
                                                  -------    -------  -------  -------  -------
Ratios/Supplemental Data:
Net assets, end of period (000s omitted)........       --    $ 1,129  $ 1,499  $ 1,145  $ 2,221
Ratio of expenses to average net assets.........     2.00%*     2.00%    2.00%    2.00%    2.00%
Ratio of net investment income to average net
  assets........................................     3.64%*     3.74%    3.15%    2.01%    1.54%
Portfolio turnover rate.........................   225.73%++  462.47%  795.65%  444.20%  249.13%
Without expense reimbursement:+
Ratio of expenses to average net assets.........     2.72%*     2.75%    2.78%    2.95%    3.02%
Ratio of net investment income to average net
  assets........................................     2.92%*     2.99%    2.37%    1.06%    0.52%

--------
See footnotes on page 32.

Financial Highlights


CLASS I

                                                             Year Ended September 30,
                                                   --------------------------------------------
                                                     2008      2007     2006     2005     2004
                                                   -------   -------  -------  -------  -------
Per Share Data:
Net Asset Value, Beginning of Year................ $  7.00   $  7.03  $  7.15  $  7.29  $  7.48
Income (Loss) from Investment Operations:
Net investment income.............................    0.32      0.33     0.29     0.21     0.18
Net realized and unrealized loss on investments...   (0.37)    (0.03)   (0.11)   (0.12)   (0.06)
                                                   -------   -------  -------  -------  -------
Total from Investment Operations..................   (0.05)     0.30     0.18     0.09     0.12
                                                   -------   -------  -------  -------  -------
Less Distributions:
Dividends from net investment income..............   (0.32)    (0.33)   (0.29)   (0.21)   (0.18)
Dividends in excess of net investment income......      --        --    (0.01)   (0.02)   (0.04)
Distributions from net realized capital gain......      --        --       --       --    (0.09)
                                                   -------   -------  -------  -------  -------
Total Distributions...............................   (0.32)    (0.33)   (0.30)   (0.23)   (0.31)
                                                   -------   -------  -------  -------  -------
Net Asset Value, End of Year...................... $  6.63   $  7.00  $  7.03  $  7.15  $  7.29
                                                   =======   =======  =======  =======  =======
Total Return......................................   (0.85)%    4.38%    2.56%    1.30%    1.76%
                                                   -------   -------  -------  -------  -------
Ratios/Supplemental Data:
Net assets, end of year (000s omitted)............ $11,132   $11,754  $ 9,270  $ 7,586  $ 5,740
Ratio of expenses to average net assets...........    1.00%     1.00%    1.00%    1.00%    0.98%
Ratio of net investment income to average net
  assets..........................................    4.56%     4.74%    4.15%    3.01%    2.56%
Portfolio turnover rate...........................  225.73%   462.47%  795.65%  444.20%  249.13%
Without expense reimbursement:+
Ratio of expenses to average net assets...........              1.03%    1.09%    1.12%
Ratio of net investment income to average net
  assets..........................................              4.71%    4.06%    2.89%

--------
See footnotes on page 32.

Financial Highlights


CLASS R

                                                              Year Ended September 30,
                                                   ----------------------------------------------
                                                     2008      2007      2006      2005     2004
                                                   -------   -------  -------    -------  -------
Per Share Data:
Net Asset Value, Beginning of Year................ $  7.01   $  7.04  $  7.15    $  7.29  $  7.48
Income (Loss) from Investment Operations:
Net investment income.............................    0.28      0.30     0.26       0.18     0.15
Net realized and unrealized loss on investments...   (0.38)    (0.03)   (0.11)     (0.12)   (0.06)
                                                   -------   -------  -------    -------  -------
Total from Investment Operations..................   (0.10)     0.27     0.15       0.06     0.09
                                                   -------   -------  -------    -------  -------
Less Distributions:
Dividends from net investment income..............   (0.28)    (0.30)   (0.26)     (0.18)   (0.15)
Dividends in excess of net investment income......      --        --      -- /o/   (0.02)   (0.04)
Distributions from net realized capital gain......      --        --       --         --    (0.09)
                                                   -------   -------  -------    -------  -------
Total Distributions...............................   (0.28)    (0.30)   (0.26)     (0.20)   (0.28)
                                                   -------   -------  -------    -------  -------
Net Asset Value, End of Year...................... $  6.63   $  7.01  $  7.04    $  7.15  $  7.29
                                                   =======   =======  =======    =======  =======
Total Return......................................   (1.49)%    3.90%    2.20%      0.88%    1.31%
                                                   -------   -------  -------    -------  -------
Ratios/Supplemental Data:
Net assets, end of year (000s omitted)............ $    89   $    28  $    25    $     2  $     2
Ratio of expenses to average net assets...........    1.50%     1.46%    1.50%      1.50%    1.50%
Ratio of net investment income to average net
  assets..........................................    4.06%     4.28%    3.65%      2.51%    2.04%
Portfolio turnover rate...........................  225.73%   462.47%  795.65%    444.20%  249.13%
Without expense reimbursement:+
Ratio of expenses to average net assets...........    2.45%     2.21%    2.28%      2.45%    2.52%
Ratio of net investment income to average net
  assets..........................................    3.11%     3.53%    2.87%      1.56%    1.02%

--------
*   Annualized.

+ Since the Fund's inception, the Manager has contractually undertaken to waive its management fee and/or to reimburse the Fund's expenses to the extent the Fund's "other expenses" (i.e., those expenses other than management fee, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.50% per annum of the Fund's average daily net assets. This undertaking will remain in effect until at least January 31, 2009.

++  Computed at the Fund level for the year ended September 30, 2008.

o   Less than + or - $0.005.

oo  Date of conversion to Class C shares.

See Notes to Financial Statements.

Report of Independent Registered
Public Accounting Firm

The Board of Directors and Shareholders,
Seligman Core Fixed Income Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of Seligman Core Fixed Income Fund, Inc. (the "Fund"), including the portfolio of investments, as of September 30, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Seligman Core Fixed Income Fund, Inc., as of September 30, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
New York, New York
November 26, 2008

Proxy Results

Shareholders of Seligman Core Fixed Income Fund, Inc. voted on the following proposals at a Special Meeting of Shareholders held on November 3, 2008. Shareholders voted in favor of both proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1

To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

For                                  Against    Abstain
---                                 ---------- ----------
2,414,432.835...................... 35,310.565 25,479.686

Proposal 2

To elect ten directors to the Board:

                                         For       Withheld
                                    ------------- ----------
Kathleen Blatz..................... 2,695,520.317 49,192.769
Arne H. Carlson.................... 2,695,520.317 49,192.769
Pamela G. Carlton.................. 2,695,520.317 49,192.769
Patricia M. Flynn.................. 2,695,520.317 49,192.769
Anne P. Jones...................... 2,695,520.317 49,192.769
Jeffrey Laikind.................... 2,695,520.317 49,192.769
Stephen R. Lewis, Jr............... 2,695,520.317 49,192.769
Catherine James Paglia............. 2,695,520.317 49,192.769
Alison Taunton-Rigby............... 2,693,633.317 51,079.769
William F. Truscott................ 2,695,520.317 49,192.769

Matters Relating to the Directors'
Consideration of the Approval of the
Investment Management Services Agreement

Background

On July 7, 2008 RiverSource Investments, LLC ("RiverSource"), a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), entered into a stock purchase agreement with the stockholders of J. & W. Seligman & Co. Incorporated ("Seligman") under which RiverSource would acquire all of the outstanding capital stock of Seligman (the "Transaction"). The consummation of the Transaction results in the automatic termination of the Fund's management agreement with Seligman (the "Seligman Management Agreement"). In anticipation of the termination of the Seligman Management Agreement, at a meeting held on July 29, 2008, the directors of the Fund unanimously approved an investment management agreement with RiverSource (the "Proposed Advisory Agreement"). At the special meeting of shareholders of the Fund held on November 3, 2008, the shareholders approved the Proposed Advisory Agreement. The Transaction closed on November 7, 2008 and upon the closing, RiverSource became the investment adviser to the Fund.

Board Considerations

Prior to their approval of the Proposed Advisory Agreement, the directors requested and evaluated extensive materials from, and were provided materials and information about the Transaction and matters related to the proposed approval by, Seligman, RiverSource and Ameriprise.

In consultation with experienced counsel, who advised on the legal standards for consideration by the directors, the directors reviewed the Proposed Advisory Agreement with RiverSource. The independent directors also discussed the proposed approval with counsel in private sessions.

At their meetings on June 12, 2008, July 17, 2008 and July 29, 2008, the directors discussed the Transaction with Seligman, and the Transaction and RiverSource's plans and intentions regarding the Fund with representatives of Ameriprise and RiverSource.

The directors considered all factors they believed relevant, including the specific matters discussed below. In their deliberations, the directors did not identify any particular information that was all-important or controlling, and directors may have attributed different weights to the various factors. The directors determined that the selection of RiverSource to advise the Fund, and the overall arrangements between the Fund and RiverSource as provided in the Proposed Advisory Agreement, including the proposed advisory fee and the related administration arrangements between the Fund and Ameriprise, were fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the directors considered relevant. The material factors and conclusions that formed the basis for the directors' determination included, in addition, the factors discussed in further detail below:

(i) the reputation, financial strength and resources of RiverSource, and its parent, Ameriprise;

(ii) the capabilities of RiverSource with respect to compliance and its regulatory histories;

(iii) an assessment of RiverSource's compliance system by the Fund's Chief Compliance Officer;

(iv) that RiverSource and Ameriprise assured the directors that following the Transaction there will not be any diminution in the nature, quality and extent of services provided to the Fund or its shareholders;

Matters Relating to the Directors'
Consideration of the Approval of the
Investment Management Services Agreement

(v) that within the past year the directors had performed a full annual review of the Seligman Management Agreement, as required by the Investment Company Act of 1940 ("1940 Act"), for the Fund and had determined that they were satisfied with the nature, extent and quality of services provided thereunder and that the management fee rate for the Fund was satisfactory;

(vi) the potential benefits to the Fund of the combination of RiverSource and Seligman to the Fund, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities, including a new team of portfolio managers for the Fund; a continued high level of service to the Fund; and the potential for realization of economies of scale over time since the Fund will be part of a much larger fund complex;

(vii) the fact that the Fund's total advisory and administrative fees would not increase by virtue of the Proposed Advisory Agreement, but would remain the same;

(viii)that RiverSource, and not the Fund, would bear the costs of obtaining all approvals of the Proposed Advisory Agreement;

(ix) the qualifications of the personnel of RiverSource and Ameriprise that would provide advisory and administrative services to the Fund;

(x) the terms and conditions of the Proposed Advisory Agreement, including the directors' review of differences from the Seligman Management Agreement;

(xi) that RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the Closing, any "unfair burden" (within the meaning of Section 15(f ) of 1940 Act) on the Fund; and

(xii) that certain members of RiverSource's management have a significant amount of experience integrating other fund families.

Nature, Extent and Quality of Services Provided

In considering the nature, extent and quality of the services to be provided under the Proposed Advisory Agreement, the directors of the Fund considered, among other things, the expected impact of the Transaction on the operations of the Fund, the information provided by RiverSource with respect to the nature, extent and quality of services to be provided by it, RiverSource's compliance programs and compliance records, and presentations provided on the quality of RiverSource's investment research capabilities and the other resources it and Ameriprise have indicated that they would dedicate to performing services for the Fund.

The directors noted the professional experience and qualifications of the new portfolio management team proposed for the Fund and other senior personnel of RiverSource. The directors considered a report by, the Fund's Chief Compliance Officer, assessing RiverSource's compliance system, which was followed by a private session with the Fund's Chief Compliance Officer. They also discussed RiverSource's compliance system with the Chief Compliance Officer for the RiverSource funds. The directors also considered RiverSource's presentation on the selection of brokers and dealers for portfolio transactions. As administrative services (currently provided under the Seligman Management Agreement) would be provided to the Fund by Ameriprise at no additional cost under a new

Matters Relating to the Directors'
Consideration of the Approval of the
Investment Management Services Agreement

administrative services agreement rather than pursuant to the Proposed Advisory Agreement, the directors considered Ameriprise's capability to provide such administrative services as well as River-Source's and Ameriprise's role in coordinating the activities of the Fund's other service providers. The directors noted that Ameriprise intended to continue Seligman's practice of sub-contracting administrative services provided by Seligman for the Fund to State Street Bank and Trust Company for the foreseeable future. The directors concluded that, overall, they were satisfied with assurances from RiverSource and Ameriprise as to the expected nature, extent and quality of the services to be provided to the Fund under the Proposed Advisory Agreement and the new administrative services agreement.

Costs of Services Provided and Profitability

In considering the costs of services to be provided by RiverSource under the Proposed Advisory Agreement, the directors considered, among other things, the projected pre-tax, pre-distribution expense profitability of RiverSource's proposed relationship with the Fund and discussed the assumptions of RiverSource and the limitations of the information provided. The directors noted that RiverSource had undertaken to provide profitability information in connection with future contract continuances. The directors also considered RiverSource's financial condition based on information provided by them.

The directors noted that the proposed fee under the Proposed Advisory Agreement was the same as provided under the Seligman Management Agreement. The directors recognized that it is difficult to make comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors. In reviewing the projected profitability information, the directors considered the effect of fall-out benefits on RiverSource's expenses. The directors concluded that they were satisfied that RiverSource's estimated future profitability from its relationship with the Fund was not excessive.

Fall-Out Benefits

The directors considered that broker dealer affiliates of RiverSource, including a broker-dealer affili-ate of Seligman (which will become an affiliate of RiverSource following the Transaction) will receive 12b-1 fees from the Fund in respect of shares held in certain accounts, and that the Fund's distributor (which will also become a subsidiary of RiverSource following the closing of the Transaction) retains a portion of the 12b-1 fees from the Fund and receives a portion of the sales charges on sales or redemptions of certain classes of shares of the Fund. The directors recognized that RiverSource's profitability would be somewhat lower without these benefits. The directors noted that RiverSource may derive reputational and other benefits from its association with the Fund.

Investment Results

The directors receive and review detailed performance information on the Fund at each regular Board meeting during the year in addition to the information received for the meeting regarding approval of the Proposed Advisory Agreement. The directors reviewed performance information on the Fund covering a wide range of periods, including the first six months of the calendar year, the preceding six calendar years and annualized one-, three- and five-year rolling periods ending June 30, 2008.

Matters Relating to the Directors'
Consideration of the Approval of the
Investment Management Services Agreement

The directors noted that new portfolio managers were being proposed by RiverSource for the Fund. The directors discussed the proposed portfolio management team, its investment strategy and process and historical performance record with representatives of RiverSource.

The directors reviewed information comparing the Fund to the Lipper Intermediate Investment-Grade Debt Funds Average and the Lehman Brothers U.S. Universal Index, as well as performance relative to the other funds in the Lipper Intermediate Investment-Grade Debt Funds Average and to a group of competitor funds selected by Seligman. The directors also reviewed annualized performance information for RiverSource Diversified Bond Fund, which is advised by the proposed portfolio management team, for annualized one-, three-, five- and ten-year periods ended June 30, 2008, as well as since inception, the past five calendar years, as well as year-to-date information as of June 30, 2008. The directors noted that the Fund's performance for the first six months of 2008 was slightly better than the RiverSource fund's, but otherwise generally trailed it in the other comparable periods presented. The directors also noted that the RiverSource fund had outperformed its benchmarks in 2003, 2004, and 2006. RiverSource explained that the RiverSource fund's more recent results had been negatively impacted by certain positions that were established early from a market standpoint but were now starting to yield benefits as the market environment developed. River-Source added that it retained confidence in the management team.

The directors recognized that it is not possible to predict what effect, if any, consummation of the Transaction would have on the future performance of the Fund.

Management Fee and Other Expenses

The directors considered the proposed advisory fee rate to be paid by the Fund to RiverSource, which is the same as the management fee rate currently paid by the Fund. In addition to the materials provided by Seligman, RiverSource provided information regarding the fees for the RiverSource Diversified Bond Fund. The directors noted that the effective advisory fee rate for the RiverSource fund was higher than the proposed advisory fee rate for the Fund. The directors recognized that it is difficult to make comparisons of advisory and management fees because there are variations in the services that are included in the fees paid by other funds.

The directors compared the Fund's proposed advisory fee rate to the rate paid by other funds in its Lipper Intermediate Investment-Grade Debt Funds Average category (the "peer group"). In considering the proposed advisory fee rate, the directors noted that the Fund's current management fee rate covers administrative services provided by Seligman, whereas the Proposed Advisory Agreement does not include such services, but that Ameriprise will provide such services to the Fund pursuant to a separate administrative services agreement initially without a fee. The directors further considered that the administrative fees, since they are not included in an advisory agreement, could be increased without shareholder approval, although RiverSource noted that, at that time, it did not have an intention to seek an increase, and that any such administrative fee increase would require board approval. The directors also noted RiverSource's and Ameriprise's covenants in the Transaction's stock purchase agreement regarding compliance with Section 15(f ) of the 1940 Act.

Matters Relating to the Directors'
Consideration of the Approval of the
Investment Management Services Agreement

The directors also reviewed the Fund's total expense ratio as compared to the fees and expenses of funds within its peer group. In considering the expense ratios of the Fund, the directors noted that the Fund has elected to have shareholder services provided at cost by Seligman Data Corp. ("SDC"). SDC provides services exclusively to the Seligman Group of Funds, and the directors believed that the arrangement with SDC has provided the Fund and its shareholders with a consistently high level of service. The directors noted that RiverSource had previously indicated that no changes to the arrangements with SDC were being proposed at the time by RiverSource.

The directors noted that they had concluded in their most recent continuance considerations regarding the Seligman Management Agreement that the management fee and total expense ratio were at an acceptable level in light of the quality of services provided to the Fund and in comparison to the Fund's peer group; that the advisory fee would not be increased and would stay the same for the Fund; that the total expense ratio had not changed materially since that determination; and that RiverSource had represented that the overall expenses for the Fund were not expected to be adversely affected by the Transaction. On that basis, the directors concluded that the total expense ratio and proposed advisory fee for the Fund anticipated to result from the proposed arrangements with RiverSource was acceptable. The directors also noted that the total expense ratio for the Fund had been reduced since the time of the most recent consideration approval.

Economies of Scale

The directors noted that the management fee schedules for the Fund does contain breakpoints that reduce the fee rate on assets above specified levels. The directors recognized that there is no direct relationship between the economies of scale realized by funds and those realized by their investment advisers as assets increase. The directors do not believe that there is a uniform methodology for establishing breakpoints that give effect to fund-specific economies of scale with respect to services provided by fund advisers. The directors also observed that in the investment company industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply, and that the advisory agreements for many competitor funds do not have breakpoints at all. The directors noted that RiverSource had indicated that no changes to the Fund's breakpoint arrangements were proposed to be made at the time. Having taken these factors into account, the directors concluded that the Fund's breakpoint arrangements were acceptable under the Fund's circumstances. The directors also recognized that the Fund may benefit from certain economies of scale over time from becoming a part of the larger River-Source fund complex, based on potential future synergies of operations.

Directors and Officers

Shareholders elect a Board of Directors that oversees the Fund's operations. In connection with the acquisition of the Fund's prior investment manager, J. & W. Seligman & Co. Incorporated, by RiverSource Investments, LLC, shareholders of the Fund voted at a Special Meeting of Shareholders held on November 3, 2008 to elect 10 members to the Fund's Board. Messrs. Maher and Richie served on the Fund's Board prior to the acquisition and will continue to do so.

Each member of the Board oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. The address of each Director is 901 S. Marquette Ave., Minneapolis, MN 55402.

Independent Directors

Name, (Age), Position(s) held          Principal Occupation(s) During Past Five Years, Directorships and Other
with Fund                              Information
-----------------------------          -----------------------------------------------------------------------
Kathleen Blatz (54)/1,2,6,7/              Attorney. Formerly, Chief Justice, Minnesota Supreme Court,
.. Director: From                          1998-2006.
  November 7, 2008

Arne H. Carlson (73)/1,2,3,5,6/           Formerly, Chairman, RiverSource Funds, 1999-2006; Governor
.. Director: From                          of Minnesota.
  November 7, 2008

Pamela G. Carlton (53)/4,6,7/             President, Springboard -- Partners in Cross Cultural Leadership
.. Director: From                          (consulting company).
  November 7, 2008

Patricia M. Flynn (57)/1,3,6/             Trustee Professor of Economics and Management, Bentley
.. Director: From                          College. Formerly, Dean, McCallum Graduate School of
  November 7, 2008                        Business, Bentley College.

Anne P. Jones (73)/1,2,6,7/               Attorney and Consultant.
.. Director: From
  November 7, 2008

Jeffrey Laikind, CFA (72)/4,6,7/          Director, American Progressive Insurance. Formerly, Managing
.. Director: From                          Director, Shikiar Asset Management.
  November 7, 2008

Stephen R. Lewis, Jr. (69)/1,2,3,4,6/     President Emeritus and Professor of Economics, Carleton
.. Director and Chairman                   College; Director, Valmont Industries, Inc. (manufactures
  of the Board: From                      irrigation systems).
  November 7, 2008

--------
See footnotes on page 42.

Directors and Officers

                                       Principal Occupation(s) During Past
Name, (Age), Position(s) held with     Five Years, Directorships and Other
Fund                                   Information
----------------------------------     -------------------------------------
John F. Maher (64)/4,6,7/              Retired President and Chief Executive
..   Director: December 2006 to Date    Officer, and former Director, Great
                                       Western Financial Corporation (bank
                                       holding company) and its principal
                                       subsidiary, Great Western Bank (a
                                       federal savings bank).

Catherine James Paglia (55)/2,3,4,5,6/ Director, Enterprise Asset
..   Director: From November 7, 2008    Management, Inc. (private real estate
                                       and asset management company).

Leroy C. Richie (66)/3,4,6/            Counsel, Lewis & Munday, P.C. (law
..   Director: 2000 to Date             firm); Director, Vibration Control
                                       Technologies, LLC (auto vibration
                                       technology); Lead Outside Director,
                                       Digital Ally Inc. (digital imaging)
                                       and Infinity, Inc. (oil and gas
                                       exploration and production); Director
                                       and Chairman, Highland Park Michigan
                                       Economic Development Corp.; and
                                       Chairman, Detroit Public Schools
                                       Foundation; Director, OGE Energy
                                       Corp. (energy and energy services
                                       provider). Formerly, Chairman and
                                       Chief Executive Officer, Q Standards
                                       Worldwide, Inc. (library of technical
                                       standards); Director, Kerr-McGee
                                       Corporation (diversified energy and
                                       chemical company); Trustee, New York
                                       University Law Center Foundation; and
                                       Vice Chairman, Detroit Medical Center
                                       and Detroit Economic Growth Corp.

Allison Taunton-Rigby (64)/3,4,5,6/    Chief Executive Officer and Director,
..   Director: From November 7, 2008    RiboNovix, Inc. since 2003
                                       (biotechnology); Director, Idera
                                       Pharmaceutical, Inc. (biotechnology);
                                       Healthways, Inc. (health management
                                       programs). Formerly, President,
                                       Forester Biotech.
--------
See footnotes on page 42.

Directors and Officers

Interested Director*

                                        Principal Occupation(s) During Past
Name, (Age), Position(s) held with      Five Years, Directorships and Other
Fund                                                Information
----------------------------------     -------------------------------------
William F. Truscott (47)*/6/           President -- US Asset Management and
..   Director and Vice President: From  Chief Investment Advisor, Ameriprise
    November 7, 2008                   Financial, Inc. and President,
                                       Chairman of the Board, and Chief
                                       Investment Officer, RiverSource
                                       Investments, LLC; Director, President
                                       and Chief Executive Officer,
                                       Ameriprise Certificate Company; and
                                       Chairman of the Board, Chief
                                       Executive Officer, and President,
                                       RiverSource Distributors, Inc.
                                       Formerly, Senior Vice President --
                                       Chief Investment Officer, Ameriprise
                                       Financial, Inc.; and Chairman of the
                                       Board and Chief Investment Officer,
                                       RiverSource Investments, LLC,
                                       2001-2005.
--------
* Mr. Truscott is considered an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended, by virtue of his position with Ameriprise Financial, Inc. and its affiliates.

Member:. 1 Board Governance Committee  5 Executive Committee

         2 Compliance Committee        6 Investment Review Committee

         3 Contracts Committee         7 Joint Audit Committee

         4 Distribution Committee

Fund Officers

The Board appoints officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is a Director and Vice President of the Fund, the Fund's other officers are:

Name, (Age), Position(s) held with      Principal Occupation(s) During Past
Fund, Address                                       Five Years
----------------------------------     -------------------------------------
Patrick T. Bannigan (42)               Director and Senior Vice President --
..   President: From November 7, 2008   Asset Management, Products and
..   172 Ameriprise Financial Center    Marketing, RiverSource Investments,
    Minneapolis, MN 55474              LLC; Director and Vice President --
                                       Asset Management, Products and
                                       Marketing, RiverSource Distributors,
                                       Inc. Formerly, Managing Director and
                                       Global Head of Product, Morgan
                                       Stanley Investment Management,
                                       2004-2006; President, Touchstone
                                       Investments, 2002-2004.

Michelle M. Keeley (44)                Executive Vice President -- Equity
..   Vice President: From November 7,   and Fixed Income, Ameriprise
    2008                               Financial, Inc. and RiverSource
..   172 Ameriprise Financial Center    Investments, LLC; Vice President --
    Minneapolis, MN 55474              Investments, Ameriprise Certificate
                                       Company. Formerly, Senior Vice
                                       President -- Fixed Income, Ameriprise
                                       Financial, Inc., 2002-2006 and
                                       RiverSource Investments, LLC,
                                       2004-2006.

Directors and Officers

Name, (Age), Position(s) held with      Principal Occupation(s) During Past
Fund, Address                                       Five Years
----------------------------------     --------------------------------------
Amy K. Johnson (42)                    Vice President -- Asset Management
..   Vice President: From November 7,   and Trust Company Services,
    2008                               RiverSource Investments, LLC.
..   5228 Ameriprise Financial Center   Formerly, Vice President --
    Minneapolis, MN 55474              Operations and Compliance,
                                       RiverSource Investments, LLC,
                                       2004-2006; Director of Product
                                       Development -- Mutual Funds,
                                       Ameriprise Financial, Inc., 2001-2004.

Scott R. Plummer (49)                  Vice President and Chief Counsel --
..   Vice President, General Counsel    Asset Management, Ameriprise
    and Secretary: From November 7,    Financial, Inc.; Chief Counsel,
    2008                               RiverSource Distributors, Inc. and
..   5228 Ameriprise Financial Center   Chief Legal Officer and Assistant
    Minneapolis, MN 55474              Secretarty, RiverSource Investments,
                                       LLC; Vice President, General Counsel,
                                       and Secretary, Ameriprise Certificate
                                       Company. Formerly, Vice President --
                                       Asset Management Compliance,
                                       Ameriprise Financial, Inc.,
                                       2004-2005; Senior Vice President and
                                       Chief Compliance Officer, USBancorp
                                       Asset Management, 2002-2004.

Lawrence P. Vogel (52)                 Treasurer of each of the investment
..   Treasurer: 2000 to Date            companies of the Seligman Group of
..   100 Park Avenue New York, NY 10017 Funds since 2000; and Treasurer,
                                       Seligman Data Corp. since 2000.
                                       Formerly, Senior Vice President, J. &
                                       W. Seligman & Co. Incorporated and
                                       Vice President of each of the
                                       investment companies of the Seligman
                                       Group of Funds, 1992-2008.

Eleanor T.M. Hoagland (56)             Chief Compliance Officer, RiverSource
..   Chief Compliance Officer: 2004 to  Investments, LLC (J. & W. Seligman &
    Date                               Co. Incorporated prior to November 7,
..   Money Laundering Prevention        2008), of each of the investment
    Officer and Identity Theft         companies of the Seligman Group of
    Prevention Officer: From           Funds since 2004; Money Laundering
    November 7, 2008                   Prevention Officer and Identity Theft
..   100 Park Avenue New York, NY 10017 Prevention Officer, RiverSource
                                       Investments, LLC for each of the
                                       investment companies of the Seligman
                                       Group of Funds since November 7,
                                       2008. Formerly, Managing Director, J.
                                       & W. Seligman & Co. Incorporated and
                                       Vice President of each of the
                                       investment companies of the Seligman
                                       Group of Funds, 2004-2008.

The Fund's Statement of Additional Information (SAI) includes additional information about Fund directors and is available, without charge, upon request. You may call toll-free (800) 221-2450 in the US or call collect
(212) 682-7600 outside the US to request a copy of the SAI, to request other information about the Fund, or to make shareholder inquiries.

Additional Fund Information

Fund Symbols              General Distributor       Independent Registered
------------              ------------------------- ----------------------------------------------
Class A: SIVAX            Seligman Advisors, Inc.   Public Accounting Firm
Class B: SIVBX            100 Park Avenue           Deloitte & Touche LLP
Class C: SIVCX            New York, NY 10017
Class R: SIVRX                                      Important Telephone Numbers
                          Shareholder Service Agent (800) 221-2450        Shareholder Services
Manager                   Seligman Data Corp.       (800) 445-1777        Retirement Plan
Until November 6, 2008    100 Park Avenue                                 Services
J. & W. Seligman & Co.    New York, NY 10017        (212) 682-760025      Outside the
Incorporated                                                              United States
100 Park Avenue           Mail Inquiries to:        (800) 622-4597        24-Hour Automated
New York, NY 10017        P.O. Box 9759                                   Telephone Access
                          Providence, RI 02940-9759                       Service
From November 7, 2008
RiverSource Investments,
  LLC
200 Ameriprise Financial
  Center
Minneapolis, MN 55474

Quarterly Schedule of Investments

A complete schedule of portfolio holdings owned by the Fund will be filed with the SEC for the first and third quarters of each fiscal year on Form N-Q, and will be available to shareholders (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect (212) 682-7600 outside the US or
(ii) on the SEC's website at www.sec.gov./1/ In addition, the Form N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. Certain of the information contained on the Fund's Form N-Q is also made available to shareholders on Seligman's website at www.seligman.com./1/

Proxy Voting

A description of the policies and procedures used by the Fund to determine how to vote proxies relating to portfolio securities as well as information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year will be available (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect
(212) 682-7600 outside the US and (ii) on the SEC's website at www.sec.gov./1/ Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.
--------
/1/ These website references are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this report or the Fund's prospectuses or statement of additional information.

[LOGO]  Go paperless --
        sign up for E-Delivery
        at www.seligman.com

This report is intended only for the information of shareholders or those who have received the offering prospectus covering shares of Capital Stock of Seligman Core Fixed Income Fund, Inc., which contains information about the investment objectives, risks, charges and expenses of the Fund, each of which should be considered carefully before investing or sending money.

TXCFI2 9/08